UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

MADRIGAL PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025 Proxy Statement Notice of Annual Meeting of Stockholders June 20, 2025

April 29, 2025

DEAR STOCKHOLDERS:

On behalf of our Board of Directors and our entire organization, thank you for your investment in Madrigal. Your continued support has enabled us to successfully execute our objectives, namely, to lead the fight against metabolic dysfunction-associated steatohepatitis (“MASH”). At the start of 2024, there was not a single FDA approved therapy to treat MASH, leaving a severely underserved patient population at risk of progressing to cirrhosis and other adverse outcomes. By the end of the year, almost 12,000 patients were using our medication, Rezdiffra. This is reflective of the urgent need Rezdiffra is addressing in the MASH community, its compelling product profile and the exceptional execution of our team. 2024 was a tremendous year for our organization, highlighted by the following:
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In March 2024, we received the landmark approval of Rezdiffra (resmetirom)—the first-ever medicine approved for MASH. Accelerated approval was supported by Phase 3 data demonstrating that Rezdiffra improved liver fibrosis and resolved MASH in patients with noncirrhotic MASH with moderate to advanced liver fibrosis. This was a historic moment for the MASH community.

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Following FDA approval for Rezdiffra in March, we raised $660 million of net proceeds through a public offering of our equity to significantly strengthen our balance sheet to fully resource the launch of Rezdiffra and support other strategic initiatives.

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In October 2024, we completed enrollment of our MAESTRO-NASH OUTCOMES trial, an event-driven trial evaluating Rezdiffra in patients with compensated MASH cirrhosis (consistent with stage F4c fibrosis), an advanced and underserved patient population. Positive results could position Rezdiffra to become the only treatment for F2 to F4c MASH and the only therapy with outcomes data in MASH this decade.

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By the end of 2024, Rezdiffra generated approximately $180 million of net revenues just nine months into our launch, with more than 11,800 patients on Rezdiffra. In addition, in the fourth quarter of 2024, approximately 60% of our top 6,000 target healthcare providers prescribed Rezdiffra, an increase from 40% in the third quarter of 2024. We continue to execute our U.S. launch by educating healthcare providers and patients on the risks of MASH and the potential clinical benefits and appropriate use of Rezdiffra.

A historic 2024 has created strong momentum for 2025. We are eager to expand our commercial activities to Germany in the second half of this year, as we await a regulatory decision by the European Medicines Agency in the coming months. In addition, we continue to advance our ongoing clinical trials of Rezdiffra in the 54-month clinical outcomes portion of the MAESTRO-NASH trial in patients with moderate to advanced fibrosis and in our MAESTRO-NASH OUTCOMES trial in patients with compensated MASH cirrhosis. Positive results from these trials are expected to support full approval of Rezdiffra, expand the eligible population for Rezdiffra to include patients with more advanced disease, and reinforce Madrigal’s long-term leadership position in the MASH competitive landscape.
The future is bright for patients, and Madrigal is well positioned to drive stockholder value as the leader in MASH. We appreciate your support and invite you to attend our 2025 Annual Meeting of Stockholders on Friday, June 20, 2025, at 8:00 a.m. Eastern Time.
Sincerely,
Bill Sibold
Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2025

To the Stockholders of Madrigal Pharmaceuticals, Inc.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 20, 2025, at 8:00 a.m. Eastern Time for the following purposes:
1.
to elect four Class III director nominees named in the accompanying proxy statement to serve on the Board of Directors of the Company, each for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2028 or until their successors are duly elected and qualified;

2.
to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.
to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

4.
to vote, on a non-binding, advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers; and

5.
to transact such other business that is properly presented at the meeting and any adjournments or postponements thereof.

The Annual Meeting will be held virtually only. The meeting will only be conducted via live webcast over the Internet. There will be no physical meeting location.
To participate in the virtual Annual Meeting, please register by clicking the “Register Now” tab on www.proxydocs.com/MDGL. The registration deadline is June 19, 2025 at 9:00 a.m. Eastern Time. Registration is required to attend the virtual meeting. Upon completing your registration, you will receive further instruction via email, including your unique links that will allow you access to the meeting.
Through this live webcast, stockholders and proxyholders will be deemed to be present in person for purposes of conducting a vote at the virtual Annual Meeting.
In accordance with rules established by the U.S. Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet at www.proxydocs.com/MDGL. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 29, 2025. The Notice will describe how to access and review our proxy materials, including our proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Only stockholders of record at the close of business on April 24, 2025, are entitled to notice of and to vote at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible over the telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing, dating, signing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. The instructions for voting your proxy on the Internet, by phone or by mail are provided in our proxy materials.
By Order of the Board of Directors
Shannon Kelley
Chief Legal Counsel and Corporate Secretary
West Conshohocken, Pennsylvania
April 29, 2025

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be Held on June 20, 2025
at 8:00 a.m. Eastern Time
The Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended
December 31, 2024 are available at:
www.proxydocs.com/MDGL

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.
As used in this proxy statement, the terms “Madrigal,” the “Company,” “we,” “our” and “us” refer to Madrigal Pharmaceuticals, Inc., a Delaware corporation.
This proxy statement is first being made available to our stockholders on or about April 29, 2025.
2025 Annual Meeting of Stockholders
Date and Time:	Friday, June 20, 2025 at 8:00 a.m. Eastern Time
Location:	The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) will be a virtual-only meeting conducted via live webcast. To participate in the Annual Meeting, please visit www.proxydocs.com/MDGL and register in advance at www.proxydocs.com/MDGL prior to the deadline of June 19, 2025 at 9:00 a.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting.
Record date:	April 24, 2025
How to vote:
If you are a stockholder of record, you may vote in the following ways:
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To vote through the Internet, go to www.proxypush.com/MDGL to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability of Proxy Materials (the “Notice”). You must cast your Internet vote by 11:59 p.m. Eastern Time on June 19, 2025.

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To vote using the proxy card, complete, sign and date the proxy card that you may request to be delivered to you and return it promptly in the envelope provided. Your vote via mail must be received by us not later than the close of business on June 19, 2025 for your vote to count.

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To vote over the telephone, dial toll-free 1-866-249-5094 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. You must cast your telephone vote by 11:59 p.m. Eastern Time on June 19, 2025.

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To vote during the Annual Meeting, you must select the “vote” button which will direct you to the voting site.

Voting Items and Board Recommendations
Proposals		Page Number	Board Recommendations
Proposal 1:	Election of Directors	66	FOR each Nominee
Proposal 2:	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2025	67	FOR
Proposal 3:	Non-Binding, Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	71	FOR
Proposal 4:	Non-Binding, Advisory Vote on Frequency of Future Advisory Votes to Approve Compensation of our Named Executive Officers (Say on Frequency)	72	FOR “1 Year”
Company Overview
We are a biopharmaceutical company focused on delivering novel therapeutics for metabolic dysfunction-associated steatohepatitis (“MASH”), a serious liver disease with high unmet medical need that can lead to cirrhosis, liver failure and premature mortality. Our medication, Rezdiffra (resmetirom), is a once-daily, oral, liver-directed thyroid hormone receptor-beta (“THR-β”) agonist designed to target key underlying causes of MASH. In March 2024, Rezdiffra became the first and only therapy approved by the U.S. Food and Drug Administration (the “FDA”) for patients with MASH.
2024 Business Highlights
2024 was a tremendous year for Madrigal. We received the landmark approval of Rezdiffra™ (resmetirom) in March 2024 and have successfully executed a first-in-disease launch. We believe we are well positioned for 2025 and beyond.
Established Madrigal as the Leader in MASH: In February 2024, Rezdiffra Phase 3 MAESTRO-NASH trial 52-week results were published in The New England Journal of Medicine (“NEJM”) and were subsequently chosen as one of NEJM’s 14 notable scientific research articles of 2024. In March 2024, Rezdiffra became the first and only therapy approved by the FDA for patients with MASH and was commercially available in the United States beginning in April 2024. The FDA’s accelerated approval and Rezdiffra’s approved prescribing information were supported by 52-week data from our Phase 3 MAESTRO-NASH trial in which both 100 mg and 80 mg doses of Rezdiffra demonstrated statistically significant improvement compared to placebo on (i) MASH resolution with no worsening of fibrosis and (ii) an improvement in fibrosis by at least one stage with no worsening of the nonalcoholic fatty liver disease activity score. Our MAESTRO-NASH trial remains ongoing as an outcomes trial where we are generating confirmatory outcomes data to 54-months that, if positive, is expected to verify a clinical benefit and support the full approval of Rezdiffra in noncirrhotic MASH. In addition, we completed enrollment of our Phase 3 MAESTRO-NASH OUTCOMES trial where we are evaluating progression to liver decompensation events in patients with compensated MASH cirrhosis treated with Rezdiffra versus placebo. Successful completion of this trial is expected to support full approval of Rezdiffra, expand the eligible population for Rezdiffra to include patients with more advanced disease, and reinforce Madrigal’s long-term leadership position in the MASH competitive landscape.
Executed a First-in-Disease Launch with Exceptional Results: Rezdiffra became the first FDA-approved therapy for the treatment of MASH in March 2024 and was commercially available in the United States beginning in April 2024. We established a full-capability commercial organization, including marketing, sales and market access expertise, to support the launch of Rezdiffra in the United States. For the year ended December 31, 2024, we generated $180.1 million of net revenue from sales of Rezdiffra. We continue to execute our launch strategy by educating healthcare providers and patients on the risks of MASH and the potential clinical benefits and appropriate use of Rezdiffra. We are also supporting the creation of care pathways for patients at physician offices, driving breadth and depth of Rezdiffra prescribers and engaging with payers to support patient access to therapy. We believe Rezdiffra’s product profile as a liver-directed, once-daily, generally well-tolerated oral therapy, as well as its first-to-market position, provide meaningful points of differentiation in the MASH competitive landscape.

Built to Support Continued Growth: Madrigal has grown from approximately 100 employees at the beginning of 2023 to more than 500 employees as of the end of 2024. In addition, in anticipation of a regulatory decision regarding resmetirom in Europe, we have hired individuals to serve in a number of key leadership positions in Europe, established our European headquarters in Switzerland and engaged a manufacturer for the primary supply of our commercial product in Europe, if approved. We also raised approximately $660 million of net proceeds from an equity financing in 2024, strengthening our balance sheet to support the launch of Rezdiffra and other key corporate initiatives. A successful 2024 has created strong momentum for 2025 and beyond where we are focused on executing on the following growth objectives:
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continuing our successful execution of a first-in-disease launch of Rezdiffra;

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deepening our commitment to the MASH community by seeking full approval of Rezdiffra for the treatment of MASH with moderate to advanced liver fibrosis (consistent with stages F2 and F3 fibrosis) and expanding the eligible patient population for Rezdiffra with an additional indication in patients with compensated MASH cirrhosis (consistent with F4c), subject to positive results from our MAESTRO NASH OUTCOMES trial and FDA approval;

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driving future growth through geographic expansion in Europe on a country-by-country basis, including our planned launch in Germany in the second half of 2025, subject to regulatory approval; and

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expanding our pipeline by selectively acquiring or in-licensing programs at all stages of development to take advantage of our drug development and commercial capabilities.

Summary of Proposals and Board Recommendations
Proposal 1: Election of Class III Directors
Our Board of Directors (the “Board”) has ten members divided into three classes, seven of whom are independent. Four Class III Directors, Julian C. Baker, Raymond Cheong, Ph.D., M.D., Jacqualyn A. Fouse, Ph.D., and Richard S. Levy, M.D., are standing for re-election at the Annual Meeting.
Our Board is responsible for overseeing our affairs and performance and acting in the best interests of our stockholders. The Board provides independent oversight of senior management and the conduct of our business operations. For additional information on the experience of our Board members, see the section titled “Management and Corporate Governance—The Board of Directors” on page 17 of this proxy statement.
We are committed to a Board composition that reflects an optimal mix of skills and experience necessary to carry out critical oversight of operations, clinical and commercial objectives and overall strategy. We believe our current Board membership effectively oversees our business strategy and operations, contributes to the long-term, forward-looking strategy and performance objectives of the Company and complements senior management’s objectives and efforts to create and sustain value associated with the long-term interests of the Company’s stockholders.
We are requesting stockholders to elect each of the four Class III director nominees standing for re-election to serve on the Board, each for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2028, or until their successors are duly elected and qualified. For additional information, see “Proposal 1: Election of Directors” on page 66 of this proxy statement.
Proposal 2: Ratification of Auditors
We are requesting stockholders ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2025. For additional information, see “Proposal 2: Ratification of Appointment of Independent Registered Public accounting Firm” on page 67 of this proxy statement.
Proposal 3: Non-Binding, Advisory Say-On-Pay Vote
In 2024, stockholders continued their historically strong support for our executive compensation program with 95% of the votes cast voting in favor of approving the say-on-pay proposal. We have received 94% or higher support for each of the last five years. The Compensation Committee of our Board (the “Compensation

Committee”) believes that the objectives of our executive compensation program, as it relates to our named executive officers (“NEOs”), are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our NEOs, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our NEOs and our stockholders. In addition to holding an annual advisory vote on executive compensation, we conduct engagement with our stockholders on executive compensation and corporate governance matters. We have in the past modified our compensation practices based on constructive feedback from stockholders.
We are requesting stockholders to approve, on a non-binding advisory basis, the 2024 compensation paid to our NEOs. For additional information, see “Proposal 3: Non-Binding, Advisory Vote on Executive Compensation” on page 71 of this proxy statement.
Recent Say-on-Pay Results
Proposal 4: Non-Binding, Advisory Say-On-Frequency Vote
We are requesting stockholders vote, on a non-binding, advisory basis, for the “1 Year” option for the frequency of future non-binding, advisory votes on the compensation of our NEOs. For additional information, see “Proposal 4: Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Our Named Executive Officers” on page 72 of this proxy statement.

PROXY STATEMENT
We prepared this proxy statement under the direction of our Board to solicit your proxy for use at our Annual Meeting to be held virtually via Internet webcast on Friday, June 20, 2025, at 8:00 a.m. Eastern Time.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How do I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.
To participate in the virtual Annual Meeting, please visit www.proxydocs.com/MDGL. In order to attend, you must register in advance at www.proxydocs.com/MDGL prior to the deadline of June 19, 2025 at 9:00 a.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. You will not be able to attend the Annual Meeting in person.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 29, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 24, 2025 will be entitled to vote at the Annual Meeting. On April 24, 2025, there were 22,203,282 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices for the ten days prior to the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting via live webcast.
Stockholder of Record: Shares Registered in Your Name
If, on April 24, 2025, your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote directly through any of the following means: (1) electronically over the Internet, (2) by telephone, or (3) by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 24, 2025, your shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by such brokerage firm, bank or other similar organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Please see below under the heading “How do I vote?—Beneficial Owner: Shares Registered in the Name of Broker or Bank” for additional information. You are also invited to attend the Annual Meeting.
What am I voting on?
There are four matters to be voted upon:
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election of four Class III directors (Proposal 1);

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ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 2);

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approval, on a non-binding, advisory basis, of the compensation of our NEOs, as disclosed in this proxy statement (Proposal 3); and

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a non-binding, advisory vote on the frequency of holding future non-binding, advisory votes to approve the compensation of our NEOs (Proposal 4).

What if another matter is properly brought before the meeting?
As of the date of this proxy statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons acting as proxies to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1 to be voted on at the Annual Meeting, you may vote “For” or “Withhold” for each nominee for director. For each of Proposals 2 and 3 to be voted on at the Annual Meeting, you may vote “For” or “Against” or abstain from voting on each such proposal. For Proposal 4, you may vote with regard to the frequency of holding future non-binding advisory votes to approve the compensation of our NEOs every year (marked as “1 Year” on the proxy card), every two years (marked as “2 years” on the proxy card), every three years (marked as “3 years” on the proxy card) or you may abstain from voting. Please see below under the heading “What vote is required to approve each proposal and how are votes counted?” for additional information.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet, vote by proxy using a proxy card that you may request to be delivered to you or vote during the Annual Meeting. Whether or not you plan to participate in the virtual Annual Meeting webcast, we urge you to vote in advance by proxy by one of the foregoing means to ensure your vote is counted.
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To vote through the Internet, go to www.proxypush.com/MDGL to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. You must cast your Internet vote by 11:59 p.m. Eastern Time on June 19, 2025.

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To vote using the proxy card, complete, sign and date the proxy card that you may request to be delivered to you and return it promptly in the envelope provided. Your vote via mail must be received by us not later than the close of business on June 19, 2025 for your vote to count.

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To vote over the telephone, dial toll-free 1-866-249-5094 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. You must cast your telephone vote by 11:59 p.m. Eastern Time on June 19, 2025.

To vote during the Annual Meeting, you must select the “vote” button which will direct you to the voting site.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a notice containing voting instructions from that organization rather than from us. Follow the voting instructions in such notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization for additional information as to how to direct the vote of your shares held by such organization.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 24, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the Internet, by telephone, or by completing a proxy card, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, the named proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares in such proxyholder’s discretion.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we believe that Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may grant a subsequent proxy by telephone or through the Internet.

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You may submit another properly completed proxy card with a later date.

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You may send a timely written notice that you are revoking your proxy to our Secretary at Four Tower Bridge, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428. Such notice will be considered timely if it is received at the indicated address by the close of business on June 19, 2025.

Your most current proxy card or most current vote via telephone or Internet proxy will be the vote that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change your vote or revoke your proxy.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes in accordance with the requirements summarized in the table below under the heading “What vote is required to approve each proposal and how are votes counted?”.
What are “broker non-votes”?
When a beneficial owner of shares held in street name does not give voting instructions to such person’s broker, bank or other securities intermediary holding such person’s shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Please see above under the heading “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?” for more information.
If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What vote is required to approve each proposal and how are votes counted?
Proposal 1: Election of Directors	The four nominees for Class III director who receive the most votes (also known as a “plurality” of the votes cast) at the Annual Meeting will be elected. You may vote either FOR any one or more of the nominees, or WITHHOLD your vote from any one or more of the nominees. WITHHOLD votes will not be included in the vote count for the election of the directors. Brokerage firms do not have authority to vote your unvoted shares held by such firms in street name for the election of directors. As a result, any shares not voted by the beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of our independent registered public accounting firm. Abstentions are not considered votes cast on Proposal 2 and will have no effect on the results of this vote. Brokerage firms have authority to vote your unvoted shares held by such firms in street name on Proposal 2. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm and such approval is non-binding. However, if our stockholders do not ratify the appointment of PwC as our independent registered public accounting firm for the 2025 fiscal year, our Audit Committee of our Board (the “Audit Committee”) will reconsider its selection.
Proposal 3: Non-Binding, Advisory Approval of the Compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve, on a non-binding, advisory basis, the 2024 compensation of our NEOs, as described in this proxy statement. Abstentions are not considered votes cast and will have no effect on the results of this vote. Brokerage firms do not have authority to vote your unvoted shares held by such firms in street name on this proposal. As a result, any shares not voted by the beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the voting results and take such results into consideration when making future decisions regarding executive compensation.
Proposal 4: Non-Binding, Advisory Vote on the Frequency of Future Non-Binding Advisory Votes to Approve the Compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to recommend, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes to approve the compensation of our NEOs. If none of the frequency options receives a majority vote, the Compensation Committee and our Board will consider the frequency choice (every year, every two years or every three years) that receives the highest number of non-binding, advisory votes in making a determination concerning the frequency of holding future advisory votes on the compensation of our NEOs. Abstentions are not considered votes cast and will have no effect on the results of this vote. Brokerage firms do not have authority to vote your unvoted shares held by such firms in street name on this proposal. As a result, any shares not voted by the beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
The following table summarizes the applicable vote required for approval of each item of business to be transacted at the Annual Meeting, assuming there is a quorum. In addition, the table shows the effect on the outcome of the vote of: (i) abstentions (or, in the case of Proposal 1, WITHHOLD votes); (ii) “broker non-votes” or shares held by brokers when a beneficial owner of shares held in “street name” does not provide voting instructions for non-routine matters and, as a result, the broker is prohibited from voting those shares; and (iii) signed but unmarked proxy cards.

Proposal	Vote Required for Approval	Effect of Abstentions/ Withhold Votes(1)	Uninstructed Shares/ Effect of Broker Non-Votes(1)	Signed but Unmarked Proxy Cards(2)
1. Election of Directors	Four nominees for Class III director who receive the plurality of votes cast will be elected	No effect	Not voted / no effect	Voted “For” each nominee
2. Ratification of the Appointment of Our Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote	No effect	Not voted / no effect	Voted “For”
3. Non-Binding, Advisory Vote to Approve Compensation of Our Named Executive Officers	The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote	No effect	Not voted / no effect	Voted “For”
4. Non-Binding, Advisory Vote on the Frequency of Future “Say-on-Pay” Votes	Frequency (every year, every two years or every three years) that receives the most votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote	No effect	Not voted / no effect	Voted for “1 Year” on the proxy card

(1)
Abstentions, withheld votes and broker non-votes are included for purposes of determining whether a quorum is present.

(2)
If you sign and return your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted as shown in this column, and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other matter properly brought before the Annual Meeting.

Under NYSE rules, without voting instructions from beneficial owners, brokers will have discretion to vote on Proposal 2 regarding the ratification of the appointment of our independent registered public accounting firm but will not have discretion to vote on Proposals 1, 3 or 4.
Is voting confidential?
We will keep all proxies and voting tabulations private. Only our Inspector of Elections examines these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Current Report on Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are deemed present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Who do I contact if I have questions about the Annual Meeting?
If you have any questions or require any assistance with voting your shares, please us either by mail at Four Tower Bridge, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428 or by calling us at (267) 824-2827.
We also invite stockholders to reach out to our Investor Relations team at ir@madrigalpharma.com.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors
Our restated certificate of incorporation, as amended, and restated bylaws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our Board, which consists of ten members, is classified into three classes as follows:
•
the Class I directors are Paul A. Friedman, M.D., Kenneth M. Bate and James M. Daly, and their terms will expire at the Annual Meeting of Stockholders to be held in 2026;

•
the Class II directors are Bill Sibold, Rebecca Taub, M.D. and Fred B. Craves, Ph.D., and their terms will expire at the Annual Meeting of Stockholders to be held in 2027; and

•
the Class III directors are Jacqualyn A. Fouse, Ph.D., Richard S. Levy, M.D., Julian C. Baker and Raymond Cheong, Ph.D., M.D., and their terms will expire at this year’s Annual Meeting.

On April 11, 2025, the Nominating and Governance Committee of our Board (the “Nominating and Governance Committee”) nominated, and our Board thereafter approved, Jacqualyn A. Fouse, Ph.D., Richard S. Levy, M.D., Julian C. Baker and Raymond Cheong, Ph.D., M.D. for re-election at the Annual Meeting for a term of three years to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the members of our Board, including the director nominees standing for re-election, their ages, and their offices in the Company, if any. See the section titled “Board Biographical Information” on page 18 of this proxy statement for additional information regarding the members of our Board, including the director nominees standing for re-election, including their principal occupations or employment for at least the past five years, the length of their tenure as directors on our Board and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, for further information about the specific experience, qualifications, attributes or skills relevant to service on our Board, please see the section titled “Board Skills Matrix” on page 18 of this proxy statement. Except as otherwise specified, such information is presented as of April 29, 2025.
Name	Age	Position
Julian C. Baker(1)	58	Independent Chairman of the Board of Directors and Class III Director
Kenneth M. Bate(2)(3)	74	Class I Director
Raymond Cheong, Ph.D., M.D.(1)(3)(4)	43	Class III Director
Fred B. Craves, Ph.D.(1)(2)(3)(5)	79	Class II Director
James M. Daly(1)(2)	63	Class I Director
Jacqualyn A. Fouse, Ph.D.(1)(2)	63	Class III Director
Paul A. Friedman, M.D.(4)	82	Class I Director
Richard S. Levy, M.D.(1)(3)(4)	67	Class III Director
Bill Sibold	58	President and Chief Executive Officer and Class II Director
Rebecca Taub, M.D.	73	Senior Scientific and Medical Advisor and Former President of Research & Development and Chief Medical Officer and Class II Director

(1)
Member of the Nominating and Governance Committee

(2)
Member of the Audit Committee

(3)
Member of the Compensation Committee

(4)
Member of the Science and Technology Committee of the Board (the “Science and Technology Committee”)

(5)
Dr. Craves has submitted his resignation from our Board, effective as of July 1, 2025

Board Skills Matrix
Our Board possesses a broad range of qualifications and skills that facilitate strong oversight of the Company’s management and strategy. The following table provides a summary of our directors’ key skills and core competencies*:
	Julian C. Baker	Kenneth M. Bate	Raymond Cheong, M.D., Ph.D.	Fred B. Craves, Ph.D.	James M. Daly	Paul A. Friedman, M.D.	Jacqualyn A. Fouse, Ph.D.	Richard S. Levy, M.D.	Bill Sibold	Rebecca Taub, M.D.
Biopharma/healthcare leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Drug discovery and clinical development strategy | execution	✓		✓	✓		✓		✓	✓	✓
Commercialization | sales marketing	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government | legal | FDA regulatory experience						✓		✓		✓
Public company management | oversight | governance expertise	✓	✓		✓	✓	✓	✓	✓	✓	✓
Business and corporate development	✓	✓	✓	✓		✓	✓		✓
Global competition and positioning	✓		✓	✓	✓	✓	✓	✓	✓	✓
Corporate accounting and finance		✓		✓	✓		✓

*
The absence of a check mark does not necessarily indicate that the director does not possess such a qualification or skill. Each of our directors have experience and/or skills in the enumerated areas, however, the is designed to indicate that a director has a particular strength in that area.

Board Biographical Information
In addition to the information presented below regarding each of our director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that such person should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. Each director has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.
On March 9, 2025, Dr. Craves provided a notice of his resignation from the Board, effective as of July 1, 2025.

Julian C. Baker
Age: 58 Chairman of the Board Since: June 2023
Biographical Information
Mr. Baker is a Managing Member of Baker Bros. Advisors LP (“BBA”), a biotechnology-focused investment advisor to fund partnerships whose investors are primarily endowments and foundations. Mr. Baker founded BBA, together with his brother Felix Baker, in 2000. Prior to BBA, Mr. Baker was a portfolio manager at Tisch Financial Management from 1994 to 1999. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. Mr. Baker has served on the boards of directors of Incyte Corporation (“Incyte”) since November 2001, Acadia Pharmaceuticals, Inc. (“Acadia”) since December 2015 and Prelude Therapeutics, Inc. (“Prelude”) since January 2021, each of which is a publicly traded company. Mr. Baker has also served on the board of directors of Everyone Medicines Inc., a private company, since January 2021. Mr. Baker previously served on the board of directors of Alumis, Inc. until June 2024. Mr. Baker holds an A.B. from Harvard University.

Qualifications
We believe that Mr. Baker is qualified to serve on our Board due to his experience investing in many life sciences companies, as well as his experience serving on the board of directors of other public companies in the life sciences industry.

Kenneth M. Bate
Age: 74 Director Since: July 2016
Biographical Information
Mr. Bate currently works as an independent consultant. Previously, Mr. Bate was the President and Chief Executive Officer of Archemix Corp., a privately held biopharmaceutical company, from April 2009 through December 2011. From 2006 to April 2009, he served in various positions at NitroMed, Inc., a publicly held pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Head of Commercial Operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, Mr. Bate was employed with Biogen, Inc. (“Biogen”), a publicly traded biotechnology company, first as its Chief Financial Officer and then as head of the commercial organization responsible for launching Biogen’s multiple sclerosis business. Mr. Bate has served as a member of the board of directors of Astria Therapeutics, Inc., a publicly traded biopharmaceutical company, since January 2014, as co-chair from February 2016 to February 2019, and as chair since February 2019. Mr. Bate previously served on the boards of directors of Genocea Biosciences, Inc., a publicly traded biopharmaceutical company, from 2014 to 2022, and AVEO Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2008 until its merger with LG Chem, Ltd. in 2023. Mr. Bate holds a B.A. in Chemistry from Williams College and an M.B.A. from The Wharton School of the University of Pennsylvania.

Qualifications
We believe that Mr. Bate is qualified to serve on our Board due to his operating, finance, commercial, transactional and senior management experience in the biopharmaceutical industry and his experience serving on the board of directors of other public companies in the life sciences industry.

Raymond Cheong, Ph.D., M.D.
Age: 43 Director Since: June 2023
Biographical Information
Dr. Cheong is a Managing Director at BBA. Prior to joining BBA in 2013, Dr. Cheong completed an M.D. and a Ph.D. in Biomedical Engineering from Johns Hopkins University, where he was awarded the Michael A. Shanoff Award for best thesis research within the School of Medicine. Prior to Johns Hopkins, he earned a B.S. in Chemical Engineering from the University of Maryland, College Park. Dr. Cheong has served on the boards of directors of vTv Therapeutics Inc., a publicly traded biopharmaceutical company, since February 2024, and Istari Oncology, Inc., a private biopharmaceutical company, since December 2018. Dr. Cheong previously served on the board of directors of Talis Biomedical Corporation, a publicly traded company, from June 2020 to June 2022 and from March 2023 to October 2024.

Qualifications
We believe that Dr. Cheong is qualified to serve on our Board due to his experience investing in many life sciences companies, and his experience serving on the boards of directors of other public companies in the life sciences industry.

Fred B. Craves, Ph.D.
Age: 79 Director Since: July 2016
Biographical Information
Dr. Craves co-founded and served as Chairman of the Board of Madrigal from its inception in September 2011 through the merger involving Synta Pharmaceuticals Corp., which resulted in Madrigal becoming a public company in July 2016. Dr. Craves is a co-founder of Bay City Capital. In the course of his career, Dr. Craves has founded and managed several biotechnology companies. Dr. Craves previously served on the boards of directors of several privately held and publicly held companies. Dr. Craves currently serves as a member of the board of directors of Synchronicity Pharma, Inc. and IMIDomics, Inc., each a privately held life-science company. During the past five years, Dr. Craves served as a member of the board of directors of Dermira, Inc., KBP Pharmaceuticals, Inc. and Twist Bioscience, Inc., each a publicly held life science company. Dr. Craves earned a B.S. in biology from Georgetown University, an M.S. in biochemical pharmacology from Wayne State University and a Ph.D. in pharmacology and experimental toxicology from the University of California, San Francisco.

Qualifications
We believe that Dr. Craves is qualified to serve on our Board due to his extensive experience with founding, managing and serving on the boards of directors of life sciences companies, both public and private, and his extensive knowledge of the life sciences industry.

James M. Daly
Age: 63 Director Since: June 2019
Biographical Information
Mr. Daly has over 30 years of experience leading U.S. and global businesses in the biopharmaceutical industry. Mr. Daly served as Executive Vice President and Chief Commercial Officer at Incyte, a publicly traded biopharmaceutical company, from 2012 to 2015. Previously, Mr. Daly worked for Amgen, Inc. (“Amgen”) and held various leadership positions over a ten-year period, including his most recent role at Amgen as Senior Vice President, North America Commercial Operations, Global Marketing and Commercial Development. Earlier in his career, Mr. Daly spent over 16 years with Glaxo Wellcome/GlaxoSmithKline, where he held roles of increasing responsibility, including his most recent role as Senior Vice President, General Manager of the Respiratory and Anti-Infective Business Unit. Mr. Daly has served on the boards of directors of Acadia since January 2016 and argenx SE since May 2018, each a publicly traded company. He previously served on the boards of directors of Chimerix, Inc., a publicly traded company, from June 2014 to June 2020 and Bellicum Pharmaceuticals, Inc., a publicly traded company, from May 2016 to June 2023. Mr. Daly earned a B.S. in Pharmacy and an M.B.A. from the University at Buffalo, The State University of New York.

Qualifications
We believe that Mr. Daly is qualified to serve on our Board due to his extensive experience as a pharmaceutical executive leading major commercialization programs and his extensive experience as a director of public biopharmaceutical companies.

Jacqualyn A. Fouse, Ph.D.
Age: 63 Director Since: March 2025
Biographical Information
Dr. Fouse served as Chief Executive Officer of Agios Pharmaceuticals, Inc. (“Agios”), a publicly traded biopharmaceutical company, from February 2019 until she retired from this position in August 2022. Prior to Agios, Dr. Fouse served as Executive Chair of Dermavant Sciences, Inc., a biopharmaceutical company, from July 2017 to September 2018. From September 2010 to June 2017, Dr. Fouse served in various capacities at Celgene Corporation (“Celgene”), a biopharmaceutical company, serving as Strategic Advisor to the Management Executive Committee from April 2017 to June 2017, President and Chief Operating Officer from March 2016 to March 2017, President, Hematology and Oncology from August 2014 to February 2016, Executive Vice President and Chief Financial Officer from February 2012 to July 2014, and Senior Vice President and Chief Financial Officer from September 2010 to February 2012. Prior to joining Celgene, Dr. Fouse served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company, from July 2007 to September 2010. Prior to joining Bunge Limited, Dr. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. from 2006 to 207, and as its Senior Vice President and Chief Financial Officer from 2002 to 2006. Prior to her time with Alcon, Dr. Fouse held a variety of senior leadership roles with international companies in Europe, including Swiss International Air Lines AG and Nestle S.A. Dr. Fouse has served as a member of the board of directors of Incyte since 2017 and has served as the chair of the Agios board of directors since August 2022. Dr. Fouse earned a B.A. and M.A. in Economics and a Ph.D. in Finance from The University of Texas at Arlington.

Qualifications
We believe that Dr. Fouse is qualified to serve on our Board due to her significant executive leadership, corporate finance, financial reporting and accounting expertise. Additionally, Dr. Fouse is able to provide diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member.

Paul A. Friedman, M.D.
Age: 82 Director Since: July 2016
Biographical Information
Dr. Friedman served as our Chairman and Chief Executive Officer from 2016 through September 2023 when he retired from this role. Dr. Friedman served as the Chief Executive Officer of Incyte from November 2001 to January 2014. From 1994-1998, Dr. Friedman served as President of Research & Development for the DuPont-Merck Pharmaceutical Company and as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of the DuPont Company (collectively, “DuPont”) from 1998 to 2001. From 1991 to 1994, Dr. Friedman served as Senior Vice President at Merck Research Laboratories (“Merck”). Prior to his tenures at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a diplomat of the American Board of Internal Medicine and a member of the American Society of Clinical Investigation. Dr. Friedman has served on the board of directors of Prelude as non-executive Chairman since July 2016. He also previously served on the boards of directors of Incyte from November 2001 to May 2021 and Alexion Pharmaceuticals, Inc. from September 2017 until its acquisition by AstraZeneca in July 2021. Dr. Friedman received his A.B. in Biology from Princeton University and his M.D. from Harvard Medical School. Dr. Friedman and Dr. Taub, our Senior Scientific and Medical Advisor and former Chief Medical Officer, President, Research & Development, and a director, are married.

Qualifications
We believe that Dr. Friedman is qualified to serve on our Board due to his extensive experience in the biopharmaceutical industry; deep experience in research and both early- and late-stage clinical development; extensive experience building and leading R&D organizations, expanding company pipelines of assets, and overseeing the commercial development of innovative therapeutic products across a range of areas; and valuable perspectives to the Board as our former Chief Executive Officer.

Richard S. Levy, M.D.
Age: 67 Director Since: August 2016
Biographical Information
From December 2016 to May 2019, Dr. Levy was a part-time Senior Advisor for BBA. Dr. Levy served as Executive Vice President and Chief Drug Development Officer at Incyte from January 2009 until his retirement in April 2016, and as Senior Vice President of Drug Development at Incyte from August 2003 to January 2009. Prior to joining Incyte, Dr. Levy served as Vice President, Biologic Therapies, at Celgene from 2002 to 2003. From 1997 to 2002, Dr. Levy served in various executive positions with DuPont, first as Vice President, Regulatory Affairs and Pharmacovigilence, and thereafter as Vice President, Medical and Commercial Strategy. Dr. Levy served at Novartis AG (“Novartis”), and its predecessor company Sandoz, from 1991 to 1997 in positions of increasing responsibility in clinical research and regulatory affairs. Dr. Levy has more than 30 years of experience in the pharmaceutical and biotechnology industries, has extensive clinical research, regulatory and product development skills and has worked in multiple therapeutic areas. Prior to joining the pharmaceutical industry, Dr. Levy served as an Assistant Professor of Medicine at the UCLA School of Medicine. Dr. Levy has served on the boards of directors of ProTara Therapeutics, Inc. since December 2019, Kodiak Sciences, Inc. since May 2018 and Kiniksa Pharmaceuticals, Ltd. since March 2019, each of which is a publicly traded biopharmaceutical company. Dr. Levy previously served on the board of directors of Constellation Pharmaceuticals Inc., a publicly traded biopharmaceutical company, from April 2020 until it was acquired by MorphoSys AG in July 2021. Dr. Levy is Board Certified in Internal Medicine and Gastroenterology and received his A.B. in Biology from Brown University, his M.D. from the University of Pennsylvania School of Medicine, and completed his training in Internal Medicine at the Hospital of the University of Pennsylvania and a fellowship in Gastroenterology and Hepatology at UCLA.

Qualifications We believe that Dr. Levy is qualified to serve on our Board due to his extensive and diverse experience in the pharmaceutical and biotechnology industries.
Bill Sibold
Age: 58 Director Since: September 2023
Biographical Information
Mr. Sibold has served as our President and Chief Executive Officer since September 2023. Mr. Sibold has more than 30 years of experience in the biopharmaceutical industry. From 2017 to September 2023, Mr. Sibold served as Executive Vice President, Specialty Care of Sanofi and President, Sanofi North America, where he led a global organization of approximately 10,000 employees across five specialty therapeutic areas and served as a member of the Sanofi Executive Committee. From 2015 to 2017, Mr. Sibold served as Senior Vice President, Global Franchise Head, Multiple Sclerosis, Oncology & Immunology, Sanofi Genzyme. Mr. Sibold first joined Sanofi Specialty Care in 2011 as Global Franchise Head Multiple Sclerosis. Previously, Mr. Sibold served as Chief Commercial Officer of Avanir Pharmaceuticals, Inc., President and CEO of Lycera Corp., and Senior Vice President, U.S. Commercial for Biogen. Mr. Sibold holds a B.A. in Molecular Biophysics and Biochemistry from Yale University and an M.B.A. from Harvard Business School.

Qualifications
We believe that Mr. Sibold is qualified to serve on our Board due to his extensive operating, commercial, transactional and senior management experience as a pharmaceutical executive leading major commercialization programs at pharmaceutical and biotechnology companies.

Rebecca Taub, M.D.
Age: 73 Director Since: July 2016
Biographical Information
Dr. Taub serves as our Senior Scientific and Medical Advisor. Dr. Taub served as our President, Research & Development from June 2019 and as our Chief Medical Officer from July 2016 until April 2025. Dr. Taub also previously served as our Executive Vice President, Research & Development, from July 2016 through June 2019 and as our Chief Executive Officer from September 2011 to July 2016. Prior to joining us, Dr. Taub served as Senior Vice President, Research and Development of VIA Pharmaceuticals, Inc. from 2008 to 2011 and as Vice President, Research, Metabolic Diseases at F. Hoffmann-La Roche AG from 2004 to 2008. In those positions, Dr. Taub oversaw clinical development and drug discovery programs in cardiovascular and metabolic diseases, including the conduct of a series of Phase 1 and 2 proof of concept clinical trials. From 2000 through 2003, Dr. Taub worked at Bristol-Myers Squibb Company and DuPont, in a variety of positions, including as Executive Director of CNS and metabolic diseases research at each company. Before becoming a pharmaceutical executive, Dr. Taub was a tenured Professor of Genetics and Medicine at the University of Pennsylvania, and remains an adjunct professor. Dr. Taub is the author of more than 120 research articles. Before joining the faculty of the University of Pennsylvania, Dr. Taub served as an Assistant Professor at the Joslin Diabetes Center of Harvard Medical School, Harvard University and an associate investigator with the Howard Hughes Medical Institute. Dr. Taub has served on the board of directors of BriaCell Therapeutics Corp., a publicly traded immuno-oncology biotechnology company, since March 2019. Dr. Taub received her M.D. from Yale University School of Medicine and B.A. from Yale College. Dr. Taub and Dr. Friedman, our former Chief Executive Officer and Chairman and a current board member, are married.

Qualifications
We believe that Dr. Taub is qualified to serve on our Board due to her experience as our Chief Medical Officer and President, Research and Development, and due to her extensive experience as a pharmaceutical executive leading major development programs in MASH.

Director Independence
Our Board has reviewed the materiality of any relationship that each of our directors has with our company, either directly or indirectly. Based on this review, our Board has determined that each of its current and nominated directors is independent under applicable listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), other than Mr. Sibold, who is our President and Chief Executive Officer, Dr. Taub, who recently served as our Chief Medical Officer and President, Research & Development and Dr. Friedman, who served as our Chief Executive Officer through September 2023. The remaining seven Board members satisfy Nasdaq independence requirements, which includes Mr. Baker, Mr. Bate, Dr. Cheong, Dr. Craves, Mr. Daly, Dr. Fouse and Dr. Levy.
Committees of the Board and Meetings
Meeting Attendance
Our Board held five meetings during 2024. Our Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Science and Technology Committee. Each director attended or participated in at least 75% (or more) of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during 2024. The Board has adopted a policy under which each member of the Board is encouraged, but not required, to attend each Annual Meeting of Stockholders, and all nine of our directors attended the 2024 Annual Meeting.
Audit Committee
Our Audit Committee is composed of Messrs. Bate (Chairman) and Daly and Drs. Craves and Fouse. Our Audit Committee held five meetings during 2024. Our Board has determined that each member of the Audit Committee is independent under SEC rules and the applicable listing standards of Nasdaq, as such rules and standards apply specifically to members of audit committees. Our Board has determined that each of Mr. Bate and Dr. Fouse is an “audit committee financial expert,” as the SEC has defined such term, and that each of Mr. Bate and Dr. Fouse has the requisite financial sophistication in accordance with applicable Nasdaq listing standards.

Please also see the report of the Audit Committee set forth on page 70 of this proxy statement. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to:
•
approve and retain the independent auditors to conduct the annual audit of our consolidated financial statements;

•
review the proposed scope and results of the audit;

•
review and pre-approve the independent auditor’s audit and non-audit services rendered;

•
approve the audit fees to be paid;

•
review accounting and financial controls with the independent auditors;

•
review and approve transactions between us and our directors, officers and affiliates;

•
review the effectiveness of the Company’s information technology security and controls;

•
recognize and prevent prohibited non-audit services;

•
establish procedures for complaints received by us regarding accounting matters;

•
oversee internal audit functions, if any;

•
review, with counsel, any legal or regulatory matter that could have a significant impact on our financial statements; and

•
prepare the report of the Audit Committee that the rules of the SEC require to be included in our Annual Meeting proxy statement.

A copy of the Audit Committee’s written charter is publicly available through the “Investors & Media—Corporate Governance” section of our website at www.madrigalpharma.com.
Compensation Committee
Our Compensation Committee is composed of Drs. Craves, Levy (Chairman) and Cheong and Mr. Bate. Our Compensation Committee held three meetings during 2024. Our Board of Directors has determined that each member of the Compensation Committee is independent under SEC rules and the applicable listing standards of Nasdaq. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include the authority to:
•
review and establish the compensation arrangements for management, including the compensation for our Chief Executive Officer;

•
review and establish general compensation policies with the objective of attracting and retaining superior talent, rewarding individual performance and achieving our financial goals and oversee the annual process of performance evaluations of our executive officers;

•
administer our stock incentive plan and our compensation recovery policies;

•
review the Compensation Discussion and Analysis (“CD&A”) discuss the CD&A with management and, based on such review and discussions, recommend to our Board that the CD&A be included in our Annual Report on Form 10-K, Annual Meeting proxy statement, or any other applicable filing as required by the SEC; and

•
prepare the report of the Compensation Committee that is required to be included in our Annual Meeting proxy statement.

The Compensation Committee is responsible for establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate our executives to achieve corporate objectives, and to reward our executives for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The Compensation Committee meets at least twice per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of the Compensation Committee’s review of executive compensation matters, the Compensation Committee may delegate its powers with regard to non-executive equity awards to a subcommittee of the committee consisting of one or more members of the Compensation Committee or certain members of executive management.
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. Since October 2016, the Compensation Committee has engaged Compensia, Inc. (“Compensia”) as its independent compensation consultant. Compensia has been engaged to review all aspects of our executive compensation programs. As described in the CD&A, Compensia assists the Compensation Committee in defining the appropriate peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. The Compensation Committee also uses information obtained from Compensia, as well as survey data, for evaluating our executive compensation practices, measuring the competitiveness of our practices, and reviewing and implementing our cash bonus policy, equity awards, and base salary benchmarks across all levels of the Company. The Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that no conflict of interest exists that would prevent Compensia from independently serving the Compensation Committee. In compliance with SEC rules and the corporate governance rules of Nasdaq, Compensia provided the Compensation Committee with a letter addressing each of the six independence factors. Compensia’s responses affirm the independence of Compensia and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.
Please also see the CD&A and the report of the Compensation Committee set forth on page 62 in this proxy statement.
A copy of the Compensation Committee’s written charter is publicly available through the “Investors & Media—Corporate Governance” section of our website at www.madrigalpharma.com.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, Drs. Craves, Levy (Chairman) and Cheong and Mr. Bate served on the Compensation Committee. No member of our Compensation Committee has at any time been an officer or employee of our Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Science and Technology Committee
Our Science and Technology Committee is composed of Drs. Cheong (Chairman), Friedman and Levy. Our Science and Technology Committee held three meetings during 2024. Our Board has determined that each member of the Science and Technology Committee is independent under applicable listing standards of Nasdaq, except for Dr. Friedman. The Board has determined that it is appropriate to include Dr. Friedman on this committee due to his extensive experience in clinical development and evaluating research and development programs. Our Science and Technology Committee’s role and responsibilities are set forth in the Science and Technology Committee’s written charter and include:
•
assist our Board in its general oversight of our R&D programs and progress in achieving R&D goals and objectives;

•
provide oversight to management on drug development and regulatory affairs and strategic and tactical issues, including preparation for regulatory filings, reviews and approvals;

•
provide strategic advice and oversight to our Board and management regarding emergent science and technology and the use and consideration of science and technology in business development and R&D programs; and

•
review and advise our Board of the scientific aspects of business development transactions and recommend to the Board the approval of any such transactions.

A copy of the Science and Technology Committee’s written charter is publicly available through the “Investors & Media—Corporate Governance” section of our website at www.madrigalpharma.com.

Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. Baker (Chairman) and Daly and Drs. Cheong, Craves, Fouse and Levy. Our Nominating and Governance Committee held one meeting during 2024 and also covered nomination and governance topics with the full Board in the context of regularly scheduled meetings of the Board throughout the fiscal year. Our Board has determined that each member of the Nominating and Governance Committee is independent under SEC rules and the applicable listing standards of Nasdaq. Our Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include the authority to:
•
identify and nominate members of the Board;

•
develop and recommend to the Board a set of corporate governance principles applicable to our Company; and

•
oversee the evaluation of the Board and management pursuant to annual and ongoing evaluation of Board and committee performance.

For our future Annual Meetings of Stockholders, if a stockholder wishes to propose to nominate a director for election, in order to be properly considered by our Nominating and Governance Committee, such proposal must follow the procedures described in our bylaws and in accordance with SEC rules, as described in the section titled “Stockholder Proposals at Future Annual Meetings” on page 76 of this proxy statement.
A copy of the Nominating and Governance Committee’s written charter is publicly available through the “Investors & Media—Corporate Governance” section of our website at www.madrigalpharma.com.
Board Nominations and Director Qualifications
Procedure for Recommendations by Stockholders of Director Nominees
The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. Our Nominating and Governance Committee will consider a recommended director nominee from any stockholder or group of affiliated stockholders if such recommending stockholder or group of affiliated stockholders has held at least five percent of our common stock for at least one year as of the date that the recommendation was made.
Stockholder recommendations for proposed director nominees must be in writing addressed to the Nominating and Governance Committee, c/o the Secretary of the Company, at Four Tower Bridge, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428. The recommendation must be accompanied by information concerning the recommending stockholder, including such recommending stockholder’s name, contact information and number of shares owned by such stockholder, among other information, as described in further detail the charter of our Nominating and Governance Committee. The recommendation must also be accompanied by the information concerning the proposed director nominee, including such director nominee’s qualifications to serve on our Board and consent to serve on our Board if elected, among other information, as described in further detail in the charter of our Nominating and Governance Committee, and must comply with the timing and notice requirements set forth in our bylaws, as described in the section titled “Stockholder Proposals at Future Annual Meetings” on page 76 of this proxy statement.
Director Qualifications and Considerations
For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, including the following threshold criteria:
•
candidates should possess the highest personal and professional standards of integrity and ethical values;

•
candidates must be committed to promoting and enhancing the long-term value of our Company for our stockholders;

•
candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of our Company;

•
candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•
candidates are expected to have sound judgment, derived from management or policy making experience, that demonstrates an ability to function effectively in an oversight role; and

•
candidates must have, and be prepared to devote, adequate time to the Board and its committees.

The Nominating and Governance Committee may also consider the following factors with respect to potential director nominees:
•
independence;

•
knowledge of the industry in which we operate;

•
ability to bring skill sets necessary to contribute to the long-term forward-looking strategy and performance objectives of the Company;

•
possible conflicts of interest;

•
diversity;

•
capacity to provide needed depth or complementary skills considered relevant for Board service;

•
capabilities to fill a present need on the Board; and

•
ability to contribute to, create and sustain value associated with the long-term interests of our stockholders.

Our Nominating and Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then-current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Consistent with its charter, the Nominating and Governance Committee will strive, where appropriate, to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.
Board Leadership Structure
In 2023, the Board determined that it was appropriate for us to institute changes to its Board governance structure and implement a separation of the Chairman and Chief Executive Officer functions effective in June 2023. Mr. Baker was appointed to serve as the independent Chairman of the Board, succeeding Dr. Friedman (who was then Chief Executive Officer). Our Board believes an independent Chairman provides a strong leadership structure and sound governance in our best interests and those of our stockholders. Our Chairman works with our Board, the Chief Executive Officer and management to establish and further our strategic objectives.
Our Board has determined that maintaining the independence of a majority of our directors supports the Board’s independent oversight of management and ensures that the appropriate level of independence is applied to all Board decisions. Moreover, in addition to feedback provided during the course of Board meetings, the non-executive directors conduct regular executive sessions without the presence of Mr. Sibold, Dr. Taub, any other members of management or Dr. Friedman, as appropriate. Our Audit Committee, Compensation Committee, Nominating and Governance Committee and Science and Technology Committee oversee critical matters such as our: (i) accounting policies, financial reporting processes and internal control assessment over financial reporting (Audit Committee); (ii) executive compensation program (Compensation Committee); (iii) selection and evaluation of our directors and director nominees (Nominating and Governance Committee); and (iv) R&D programs and pipeline expansion efforts (Science and Technology Committee).
Our Board’s Role in Risk Oversight
Our Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of our executive officers’ management of risks relevant to us. A fundamental part of risk oversight is understanding what level of risk is appropriate for us in addition to understanding the material risks our Company faces and the steps management is taking to manage those risks. The involvement of our Board in reviewing our business strategy is an integral aspect of our Board’s assessment of our management’s tolerance for risk and also our Board’s determination of what constitutes an appropriate level of risk for us.

While our Board has overall responsibility for risk oversight, our Board has delegated oversight responsibility related to certain risks to committees of the Board. Our Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and coordinating our internal control over financial reporting, disclosure controls and procedures and code of conduct controls. Our Audit Committee receives periodic reports from officers responsible for oversight of particular risks within our Company at regularly scheduled meetings and other reports as requested by our Audit Committee from time to time. The Nominating and Governance Committee reviews our risks associated with governance matters and non-compensation related human resources matters. In addition, our Compensation Committee has authority to oversee risks related to our compensation programs and discusses with management the Compensation Committee’s annual assessment of our employee compensation policies and programs. Our Science and Technology Committee oversees our efforts related to clinical activities, R&D and business development. The Science and Technology Committee reviews our R&D activities and advises the Board on the scientific aspects of business development transactions.
In addition, our Audit Committee has primary responsibility for overseeing risks associated with our information systems and technology, including cybersecurity. Our Audit Committee receives periodic reports from our information security officer and finance team regarding our information systems and technology and associated policies, processes and practices for managing and mitigating cybersecurity and technology-related risks. We also invest in data protection and information technology. For more information regarding our Board and Audit Committee’s oversight of cybersecurity risks, please refer to our Annual Report on Form 10-K filed with the SEC on February 26, 2025 (the “Annual Report”).
Our Board satisfies its overall responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from relevant officers within our Company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
Stockholder Communications to the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations department at ir@madrigalpharma.com. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, must prepare the communication in written form and mail or hand deliver such communication to the following address:
ATTN: SECURITY HOLDER COMMUNICATION
Board of Directors
Madrigal Pharmaceuticals, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 200
West Conshohocken, PA 19428
Such communications should not exceed 500 words in length and must be accompanied by such information as set forth in our Policy and Procedures on Security Holder Communications with Directors (the “Communication Policy”), which is publicly available through the “Investors & Media—Corporate Governance” section of our website at www.madrigalpharma.com.
Additionally, under the Communication Policy, such communications must be appropriate for delivery to our directors.
Information About Our Executive Officers
The following table sets forth certain information regarding our executive officers as of April 29, 2025:
Name	Age	Position
Bill Sibold	58	President and Chief Executive Officer
Mardi Dier	61	Executive Vice President and Chief Financial Officer
Carole Huntsman	60	Executive Vice President and Chief Commercial Officer
Shannon Kelley	50	Executive Vice President and Chief Legal Counsel
David Soergel, M.D.	57	Executive Vice President and Chief Medical Officer

Bill Sibold, Mr. Sibold’s biographical information is set forth above in the section titled “Management and Corporate Governance—The Board of Directors” on page 22 of this proxy statement.
Mardi Dier has served as our Chief Financial Officer since March 2024. Prior to joining us, Ms. Dier served as the Chief Financial Officer and Chief Business Development Officer at Acelyrin, Inc., a publicly traded biotechnology company, from November 2022 to August 2023 where she completed the company’s initial public offering. Prior to joining Acelyrin, Ms. Dier served as the Chief Financial Officer of Ultragenyx Pharmaceutical Inc., a publicly traded biotechnology company, from October 2020 to November 2022 where she led corporate strategy, FP&A, accounting, tax, investor relations, global corporate communications and information technology functions. Ms. Dier joined Ultragenyx from Portola Pharmaceuticals (acquired by Alexion), where she served as Chief Financial Officer for 14 years and, most recently, as Chief Business Officer and Chief Financial Officer. Earlier in her career, Ms. Dier held various roles in investor relations, investment banking and auditing. Ms. Dier has served on the boards of directors of Synthekine Inc., a private biotechnology company, since May 2021, Prelude since August 2020 and ORIC Pharmaceuticals, Inc., a publicly-traded company, since February 2020. Ms. Dier previously served as a director of Adamas Pharmaceuticals, Inc. from August 2017 to May 2021. Ms. Dier received a B.S. in Biology from Stanford University and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.
Carole Huntsman was appointed as our Chief Commercial Officer in November 2023. Prior to joining us, Ms. Huntsman was employed by Sanofi, a global pharmaceutical company, from January 2012 to April 2023. At Sanofi, Ms. Huntsman held positions of increasing responsibility, including Head of Multiple Sclerosis, North America, Global Business Unit Head, Multiple Sclerosis, Head of Multiple Sclerosis, Oncology & Immunology Specialty Care North America, and Senior Vice President, Head of Specialty Care North America and Sanofi U.S. Country Lead. Prior to joining Sanofi, during her over 30 years in the biopharmaceutical industry, Ms. Huntsman served as Senior Vice President, U.S. Neurology & Rheumatology at EMD Serono, Inc. (“Serono”) and Vice President, Marketing U.S. Neurology at Serono, as well as several positions of increasing responsibility at each of Muro Pharmaceuticals and Pfizer Inc. Prior to joining the biopharmaceutical industry, Ms. Huntsman served as an Officer in the U.S. Army. Ms. Huntsman holds a B.A. in History from Boston College and an M.B.A. from The Carroll School, Boston College.
Shannon Kelley was appointed as our Chief Legal Counsel in August 2024. Ms. Kelley has more than 20 years of diverse healthcare experience as a compliance and legal professional. She joined us from Sanofi, where she served in roles of increasing responsibility from April 2015 to December 2023, and was most recently Vice President, Chief Compliance Officer, North America and Global Specialty Care, responsible for compliance across all therapeutic areas from January 2022 to December 2023. Prior to Sanofi, Ms. Kelley was Global Compliance and Commercial Legal Counsel at Boston Scientific Corporation from September 2012 to March 2015. Earlier in her career, Ms. Kelley spent ten years in enforcement roles with the U.S. federal government, including as a Trial Attorney for the Department of Justice in Washington, D.C. and an Assistant United States Attorney and Deputy Chief of Litigation for the U.S. Attorney’s Office for the District of Massachusetts focused on healthcare matters. Ms. Kelley earned her J.D. from American University Law School and holds a B.S. degree from Georgetown University in Foreign Service.
David Soergel, M.D. was appointed as our Chief Medical Officer in April 2025. Prior to joining us, Dr. Soergel served as Executive Vice President and Global Head of Cardiovascular, Renal and Metabolism Development at Novartis from August 2017 until April 2025, where he oversaw ten late-stage development programs in 2024. At Novartis, Dr. Soergel led teams that designed and implemented evidence generation programs supporting the expansion of Entresto’s indications and uses. Additionally, Dr. Soergel advanced novel medicines to approval for cardiovascular and renal diseases, including Leqvio, Fabhalta and Vanrafia, and served as the development lead for the acquisitions of the Medicines Company and Chinook Therapeutics. Prior to Novartis, Dr. Soergel held roles with increasing responsibility at biotechnology companies, including Senior Vice President of Clinical Development and Chief Medical Officer at Trevena from March 2015 until August 2017, where he was responsible for the development of novel treatments for pain and other conditions. He began his career in early-stage clinical development and translational medicine at GlaxoSmithKline. Dr. Soergel trained in pediatrics, pediatric cardiology, and heart failure and transplant at Johns Hopkins Hospital and the Children’s Hospital of Philadelphia. Dr. Soergel received his B.A. from The Johns Hopkins University and his M.D. from Cornell University Medical College.

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A explains the policies and objectives underlying our executive compensation program as it relates to the following NEOs whose compensation information is presented in the tables following this discussion in the section titled “Executive Officer and Director Compensation” on page 46 of this proxy statement, in accordance with SEC rules.
Named Executive Officers
Bill Sibold President and Chief Executive Officer
Mardi Dier Executive Vice President and Chief Financial Officer
Rebecca Taub, M.D. Senior Scientific and Medical Advisor and Former President, Research & Development, and Chief Medical Officer
Carole Huntsman Executive Vice President and Chief Commercial Officer
Shannon Kelley Executive Vice President and Chief Legal Counsel

In addition, Alex Howarth, our former Chief Financial Officer through March 11, 2024, and Brian J. Lynch, our former General Counsel through March 19, 2024, served as executive officers prior to their departures during 2024 and qualify as NEOs under SEC rules.

Executive Summary
Madrigal’s Focus
We are a biopharmaceutical company focused on delivering novel therapeutics for MASH, a serious liver disease with high unmet medical need that can lead to cirrhosis, liver failure and premature mortality. Our medication, Rezdiffra (resmetirom), is a once-daily, oral, liver-directed THR-β agonist designed to target key underlying causes of MASH. In March 2024, Rezdiffra became the first and only FDA-approved therapy for patients with MASH.
2024 was a transformational year for us and we believe we are poised for continued success. The critical components of our business strategy include the following:
Successfully execute a first-in-disease launch. Rezdiffra became the first FDA-approved therapy for the treatment of MASH in March 2024 and was commercially available beginning in April 2024. We established a full capability commercial organization, including marketing, sales and market access expertise, to support the launch of Rezdiffra in the United States. We continue to execute our launch strategy by educating healthcare providers and patients on the risks of MASH and the potential clinical benefits and appropriate use of Rezdiffra. We are also supporting the creation of care pathways for patients at physician offices, driving breadth and depth of Rezdiffra prescribers and engaging with payers to support patient access to therapy. We believe Rezdiffra’s product profile as a liver-directed, once-daily, generally well-tolerated oral therapy, as well as its first-to-market position, provide meaningful points of differentiation in the MASH competitive landscape.
Deepen our commitment to the MASH community. We intend to maximize the value of Rezdiffra by broadening its indication. We have fully enrolled our Phase 3 MAESTRO-NASH OUTCOMES trial evaluating Rezdiffra in patients with compensated MASH cirrhosis. A positive outcome from this trial is expected to support the full approval of Rezdiffra for noncirrhotic MASH and an additional indication for Rezdiffra in patients with compensated MASH cirrhosis. We will continue to evaluate opportunities to expand Rezdiffra’s label and generate new data to maintain its leadership position in the MASH treatment landscape.
Drive future growth through geographic expansion. Resmetirom is currently under evaluation with the Committee for Medicinal Products for Human Use (“CHMP”) and has the potential to become the first therapy for patients with MASH with liver fibrosis to receive approval in Europe. The CHMP opinion and the subsequent decision regarding the Conditional Marketing Authorization by the European Commission in the European Union are expected in mid-2025. Pending regulatory approval, we expect to directly launch resmetirom in Europe on a country-by-country basis, expected to commence with Germany in the second half of 2025. In anticipation of a favorable regulatory decision, we have begun establishing commercial capabilities in Europe. In addition, we may evaluate potential partnership or out-license opportunities to develop and commercialize resmetirom in markets outside of the United States and Europe.
Expand our pipeline. We plan to selectively in-license or acquire rights to programs at all stages of development to take advantage of our drug development and commercial capabilities. With a goal of building a well-balanced and diversified portfolio, we assess a variety of factors for potential product candidates and technologies. Our criteria for possible acquisition or in-licensing opportunities include the rationale for addressing the targeted disease, likelihood of regulatory approval, commercial viability, intellectual property protection, prospects for favorable pricing and reimbursement and competition. We intend to be opportunistic in our business development activities to achieve our long-term strategic goals.
Compensation Philosophy and Objectives
We are focused on delivering novel therapeutics for MASH and becoming the leader in MASH treatment to help underserved patients with MASH for years to come. To achieve this objective, we have recruited executives with significant industry or scientific experience, including in the areas of commercialization, development and research. The biotechnology industry is very competitive and our success depends upon our ability to attract and retain qualified executives through competitive compensation packages.
The primary objectives of our compensation program are to:
•
Enable us to attract and retain highly qualified executives with extensive industry, business or scientific experience by providing a competitive compensation package that includes long-term incentives that provide significant retentive value;

•
Reward our executives for our success in achieving annual operational goals and realization of our long-term strategic objectives; and

•
Align the interests of our executives with those of our stockholders.

The Compensation Committee annually reassesses these objectives to ensure such objectives’ continued appropriateness as the Company matures.

2024 Pay Outcomes Reflect Continued Strong Performance
2024 was an exceptional year for us, as we achieved the landmark approval of Rezdiffra, the first and only medicine approved by the FDA for the treatment of MASH. We launched Rezdiffra in the United States in April 2024 and generated $180.1 million of net sales for the year ended December 31, 2024. We also achieved our commercial coverage goal one quarter ahead of schedule. In addition, we advanced our R&D objectives by completing enrollment in our clinical outcomes trial for patients with compensated MASH cirrhosis. Based on our performance in 2024, our Compensation Committee determined that we achieved 142% of our corporate goals for fiscal year 2024. For additional discussion of our incentive goals for 2024, see the section titled “—Elements of Compensation—Annual Cash Incentive Award” on page 37 of this proxy statement.
(1)
Target weighting percentages may not total to 100% due to rounding.

2024 Long-Term Incentive (“LTI”) Structure Evolution and Overview
We evolved our long-term equity incentive program in 2024 to provide a mix of time-based restricted stock units (“RSUs”), stock options, and performance-based restricted stock units (“PSUs”), with each comprising one-third of the total award mix. The Compensation Committee determined that this mix of equity compensation was the most appropriate award approach for fiscal year 2024 to address our continued maturity as we transition to commercialization, motivate our executive officers and align executive performance with interests of stockholders.

Component	Proportion	Structure of 2024 Awards	Vesting
PSUs	33%	PSUs are earned based on our total stockholder return ("TSR") performance relative to other companies in the Nasdaq Biotechnology Index **Payout (% of Target)*** 25% — Threshold — *10th Percentile* 100% — Target — *50th Percentile* 200% — Maximum — *90th Percentile*	Three-year cliff vesting
Stock Options	33%	Focus on rewarding absolute stock price growth and sustained long-term value creation	Four-year vesting
RSUs	33%	Align corporate performance with executive retention through a multi-year time-based vesting period for executive officers	Four-year vesting

*
Linear interpolation will be applied to determine the payout between the minimum and target performance levels and the target and maximum performance levels.

Compensation-Setting Process
The Compensation Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of our compensation plans, policies and programs, especially those regarding executive compensation and employee benefits.
The Compensation Committee reviews executive compensation annually to evaluate whether each compensation component and overall total compensation continue to align with our overall compensation philosophy.
As part of this process, our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation levels for individual executives other than himself. The Compensation Committee reviews this information and adjusts or approves the recommendations as appropriate. In making its compensation determination for each NEO, the Compensation Committee considers a number of factors, including:
•
recent corporate performance;

•
market data regarding executive compensation at comparable companies;

•
individual performance, leadership and contributions to our business and strategic performance; and

•
changes in the scope or breadth of an executive officer’s role or responsibilities.

Beginning in 2016, the Compensation Committee has retained the services of Compensia as a compensation consultant. Compensia assists the Compensation Committee in defining the appropriate peer companies for executive compensation and practices and in measuring our executive compensation program against the peer group. The Compensation Committee uses the information obtained from Compensia primarily for evaluating our executive compensation practices, including measuring the competitiveness of our practices. The Compensation Committee also uses information obtained from Compensia to review our cash bonus policy, equity awards, and base salary benchmarks across all levels of the Company. The Compensation Committee determined that Compensia was independent pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that no conflict of interest exists that would prevent Compensia from independently representing the Compensation Committee.
Comparative Analysis
For purposes of measuring the competitive positioning of our compensation packages, the Compensation Committee assesses our compensation practices and total direct compensation, including base salary, cash incentives and equity-based incentives, as compared to those of our peer group. The Compensation Committee, with input from Compensia, selects peer companies using the following primary criteria: publicly held pre-commercial or early-commercial United States biotechnology or pharmaceutical companies; companies that fall within a specific market capitalization range relative to our market capitalization at the time of the peer evaluation; and companies with revenues of not more than $1 billion to provide for an appropriate number of potential peers. Because the biotechnology industry is a dynamic industry, the Compensation Committee annually reviews and, if necessary makes updates to, our peer group to ensure that the companies included continue to meet the established criteria.
Following positive topline data readouts and a significant increase in our market capitalization in late 2022, in September 2023 the Compensation Committee made significant changes to the peer group to be used for 2024 compensation decisions to reflect our increased size. The selected companies had market capitalizations between $1 billion and $12 billion and generally had revenues of less than $500 million. The Compensation Committee determined that Agios Pharmaceuticals, Cara Therapeutics, Cytokinetics, FibroGen, Global Blood Therapeutics, IVERIC bio, REGENXBIO and Travere Therapeutics were no longer appropriate peers based on their low market capitalization relative to our criteria.
The following peer group was used in connection with compensation decisions made by the Compensation Committee in January 2024 relating to base salary adjustments, target annual incentive adjustments, and annual LTI awards.
2024 Peer Group
ACADIA Pharmaceuticals	Corcept Therapeutics	Intra-Cellular Therapies
Amicus Therapeutics	Denali Therapeutics	Ionis Pharmaceuticals
Apellis Pharmaceuticals	Halozyme Therapeutics	Krystal Biotech
Arrowhead Pharmaceuticals	Harmony Biosciences Holdings	Miriati Therapeutics
Axsome Therapeutics	ImmunoGen	Reata Pharmaceuticals
Blueprint Medicines	Insmed	Ultragenyx Pharmaceutical
BridgeBio Pharma

Elements of Compensation
The components of annual direct compensation to our CEO and other NEOs are as follows:
(1)
For the purpose of calculating the pay mix of the NEOs other than the CEO, only annual compensation for our current executive officers as of year-end 2024 have been included. The new hire awards granted to Ms. Dier and the new hire and promotion awards granted to Ms. Kelley have been excluded from this calculation.

Base Salary
Following the Compensation Committee’s annual review and consideration of the factors discussed above (or, in the case of Ms. Dier and Ms. Kelley, in connection with the Compensation Committee’s hiring and promotion decision-making, as applicable) the Compensation Committee approved executive salaries for 2024 as detailed below.
Name	2024 Base Salary ($)	2023 Base Salary ($)	Percent Increase(1)
Bill Sibold	892,500	875,000	2%
Mardi Dier	550,000	—	—
Rebecca Taub, M.D.	600,000	577,000	4%
Carole Huntsman	525,000	525,000	—
Shannon Kelley(2)	520,000	—	—
Former Executives
Brian J. Lynch	530,000	504,000	5%
Alex Howarth	525,000	501,000	5%

(1)
Salary increases became effective as of March 1, 2024.

(2)
Represents Ms. Kelley’s annual base salary following her promotion to Chief Legal Counsel in August 2024. See the section titled “Executive Officer and Director Compensation—Summary Compensation Table” on page 46 of this proxy statement for actual salary earned during 2024.

Annual Cash Incentive Award
The annual cash incentive award each NEO is eligible to receive is determined based on an assessment of individual performance and achievement of pre-established objectives, including R&D, commercial development, and finance and corporate development goals. Each NEO’s target award opportunity is established taking into consideration the factors described above. The Compensation Committee determined that no change was needed to Mr. Sibold’s or Dr. Taub’s target award opportunity, and determined to increase incrementally the target award opportunities for Ms. Huntsman, Mr. Lynch and Mr. Howarth to ensure continued competitiveness as we transitioned to a commercial stage organization.
Our 2024 performance objectives, achievement outcomes and the performance weighting for each goal are outlined below. For each objective, the Compensation Committee, after taking into consideration input from our senior management team, established threshold, target and maximum levels of performance for the year, with target performance across all metrics resulting in payout at 100% of target bonus amounts. Overall, achievement of all objectives at a threshold level of performance would have resulted in payout at 56.25% of target and achievement at a maximum level of performance would have resulted in payout at 180% of target.

Corporate Performance Objectives	Percentage of Overall Objectives at Target	Percentage Achievement of Objectives (Overall Payout 0%-180%)	Achievement of Objectives
Research and Development Objectives
FDA Approval	25.33%	37.5%	▪ FDA approval received on March 14, 2024, ahead of target, with favorable label
Study Enrollment	12.33%	18.0%	▪ Exceeded enrollment target for MAESTRO NASH OUTCOMES trial, with 845 patients enrolled by October 2024
Commercial Objectives
Resmetirom launch	20.33%	43.4%	▪ Achieved exceptional results through the first nine months of launch, culminating in $180.1 million of net revenue for the year ended December 31, 2024
Market Access	5.33%	7.5%	▪ As of September 30, 2024, coverage for Rezdiffra was in place for more than 80% of commercial lives covered by health insurance in the United States, one quarter ahead of target
Sales	10.33%	10.5%	▪ Exceeded internal sales targets
Medical Affairs	5.33%	7.5%	▪ Obtained significant awareness for Rezdiffra in the medical community
Corporate Objectives
Financing	5.33%	7.5%	▪ Raised $690 million in gross proceeds from successful upsized financing
Pipeline Expansion	10.33%	2.6%	▪ Evaluation and due diligence of multiple programs
Intellectual Property	5.33%	7.5%	▪ Prosecuted several patents directed to resmetirom
Total Payout	100%	142.0%

In the first quarter of 2025, the Compensation Committee, with input from our senior management team, assessed our achievement of the performance objectives set forth above. As a result, the Compensation Committee awarded the following cash bonuses in respect of such 2024 performance:
Name	Target Cash Bonus Percentage (% of base salary)	Target Award for 2024($)(1)	Actual Award Paid for 2024($)
Bill Sibold	75%	669,375	950,513
Mardi Dier(2)	45%	208,955	296,716
Rebecca Taub, M.D.	50%	300,000	426,000
Carole Huntsman	45%	236,250	335,475
Shannon Kelley(3)	45%	229,525	325,925
Brian J. Lynch(4)	45%	238,500	238,500
Alex Howarth(4)	45%	236,250	236,250

(1)
Target bonuses are based on 2024 base salaries as described in the section titled “Base Salary” on page 37 of this proxy statement assuming any salary increases were effective as of January 1, 2024.

(2)
Reflects target bonus established upon joining us in February 2024. Ms. Dier’s bonus for 2024 was prorated based on her start date on February 27, 2024. Ms. Dier assumed the role of Chief Financial Officer on March 11, 2024.

(3)
Ms. Kelley’s bonus for 2024 was prorated based on her start date with us on January 8, 2024. The amount reported for Ms. Kelley represents her bonus established upon her promotion to Chief Legal Counsel on August 5, 2024.

(4)
Mr. Lynch’s and Mr. Howarth’s employment terminated during 2024 and they were not eligible to receive an annual incentive bonus for 2024. However, pursuant to the terms of their separation agreements with us, each of Mr. Lynch and Mr. Howarth received an amount equal to his target bonus for 2024 as part of his severance payments.

Long-Term Incentives
We believe that long-term incentives in the form of equity-based awards are critical to meeting the following objectives:
•
focus all employees, including our NEOs, on our long-term performance by aligning their interests with those of our stockholders;

•
retain our key employees and executives and maintain management continuity through longer-term vesting of our equity-based awards; and

•
promote an ownership culture through participation in equity-based compensation programs.

We typically grant initial equity awards to new employees, including our executive officers, and annual equity grants as part of our overall compensation program. The timing of annual equity grants has been generally consistent, with a first quarter grant each year approved at a regularly scheduled meeting of our Compensation Committee. It is the policy of the Board and the Compensation Committee to not take material nonpublic information into account when determining the timing of equity awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. There were not any stock options granted to the Company’s NEOs in 2024 during the period from four business days before to one business day after the filing of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or the filing or furnishing of any Current Reports on Form 8-K that disclosed material nonpublic information.

We continued to evolve our LTI structure in 2024 with the introduction of PSUs that are earned based on our TSR relative to the Nasdaq Biotechnology Index. In determining our award mix for 2024, the Compensation Committee considered how best to balance our retention and incentive objectives in alignment with our compensation philosophy while ensuring program durability across market conditions as we mature and our products enter commercialization. The Compensation Committee determined that an equal mix of RSUs, stock options and PSUs best met these objectives.

The determination of the annual grant value levels is a function of a number of factors considered by the Compensation Committee, including in particular for 2024 the value and mix of equity awards granted in 2023, the significance of each individual’s contributions to our successful execution of our strategy and reaching our clinical milestones as we transition to a commercial-stage organization, the need to incentivize our executive team to continue to execute on our clinical roadmap and achieve FDA approval, and market competitiveness.
Accordingly, in January 2024, at a regularly scheduled meeting, the Compensation Committee approved annual equity award grants to NEOs serving at the time, as set forth below. Separately, Ms. Dier was granted equity awards when she joined us in March 2024 and Ms. Kelley was granted equity awards when she joined us in January 2024 and in August 2024 when she was promoted to Chief Legal Counsel.
	PSUs		Stock Options		RSUs		Total Target LTI Value ($000s)
	Grant (#)	Value ($ 000s)(1)	Grant (#)	Value ($ 000s)	Grant (#)	Value ($000s)
Bill Sibold	12,250	2,805	18,459	2,805	12,250	2,805	8,415
Mardi Dier(2)	8,875	2,233	13,353	2,233	8,875	2,233	6,699
Rebecca Taub	5,786	1,325	8,718	1,325	5,786	1,325	3,975
Carole Huntsman	3,639	833	5,483	833	3,639	833	2,499
Shannon Kelley(3)	—	—	11,989	1,950	7,982	1,950	3,900
Brian Lynch(4)	3,639	833	5,483	833	3,639	833	2,499
Alex Howarth(4)	4,803	1,100	7,238	1,100	4,803	1,100	3,300

(1)
Represents the target value of PSU awards approved by our Compensation Committee. See the section titled “Executive Officer and Director Compensation—Summary Compensation Table” on page 46 of this proxy statement for the grant date fair value of these awards, calculated in accordance with applicable accounting rules.

(2)
Represents Ms. Dier’s new hire award granted in March 2024.

(3)
Includes stock options and RSUs granted upon hire in January 2024 and stock options and RSUs granted in connection with Ms. Kelley’s promotion to Chief Legal Counsel in August 2024. Due to the timing of her promotion, Ms. Kelley did not receive PSUs during 2024. Ms. Kelley will participate in our LTI program on the same basis as all other NEOs for 2025.

(4)
Mr. Howarth ceased serving as Chief Financial Officer effective March 11, 2024 and Mr. Lynch ceased serving as General Counsel effective March 19, 2024. Messrs. Howarth and Lynch departed the Company on May 31, 2024 following a transitional period, during which each served as a senior advisor to facilitate a smooth succession process. In connection with their respective terminations without cause, each was entitled to accelerated vesting of stock options and RSUs that would have otherwise vested over the 12 months following the date of termination of their employment. The remaining stock options and RSUs and all PSUs that were granted in January 2024 were forfeited upon their respective terminations of employment.

In-Cycle CEO PSUs Granted in 2023
In connection with his hiring in September 2023, Mr. Sibold received a PSU award that can be earned at an amount ranging from 0% to 300% of target based on achievement of three significant sustained stock price appreciation hurdles over a five-year period. On February 27, 2025, one of the stock price appreciation hurdles was achieved and Mr. Sibold earned 50,000 shares of common stock. The PSU awards are settled on an extended basis, notwithstanding the date of achievement of the stock price hurdles, pursuant to a vesting schedule that occurs over the fourth to sixth anniversaries of Mr. Sibold’s start date. The common stock earned by Mr. Sibold in February 2025 will settle on September 8, 2027, the fourth anniversary of his start date with us.
Executive Transitions During 2024
Following Mr. Sibold’s appointment as President and CEO in September 2023 to lead us as a commercial-stage organization during our next phase of growth, we made additional adjustments to our broader leadership team, resulting in the departures of Mr. Howarth and Mr. Lynch during 2024 and the additions of Ms. Dier and Ms. Kelley.
Appointment of Ms. Dier
Ms. Dier was appointed as our Chief Financial Officer effective March 11, 2024. In connection with the commencement of her employment, the Board approved the compensation and benefits for Ms. Dier as outlined elsewhere in this CD&A. In summary, she received: (i) an annual base salary of $550,000, (ii) a target annual bonus opportunity equal to 45% of her annual base salary (prorated for 2024), and (iii) sign-on equity awards (which constituted all equity awards for 2024) with a target value of approximately $6,699,000, consisting of a roughly equal mix of stock options, RSUs and PSUs as detailed above. In addition, pursuant to the terms of her offer letter, Ms. Dier receives a monthly living expense stipend of up to $7,000 per month for the first year of her employment. Ms. Dier also entered into a severance and change of control agreement, as described in the section titled “Employment, Severance and Change of Control Arrangements” on page 56 of this proxy statement.
Appointment and Promotion of Ms. Kelley
Ms. Kelley joined us in January 2024 as Chief Compliance Officer and was subsequently promoted to Chief Legal Counsel, effective August 5, 2024. In connection with her promotion, Ms. Kelley received the compensation and benefits as outlined elsewhere in this CD&A. In summary, she received: (i) an annual base salary of $520,000, (ii) a target annual bonus opportunity equal to 45% of her annual base salary (prorated for 2024), and (iii) promotion equity awards with a target value of approximately $2,550,000, consisting of an approximately equal mix of stock options and RSUs. In addition, in connection with her hire in January 2024, Ms. Kelley received new hire equity awards with a target value of approximately $1,350,000, consisting of an approximately equal mix of stock options and RSUs. Given the timing of Ms. Kelley’s promotion, she did not receive PSUs during 2024, but will receive PSUs going forward on the same basis as other executive officers. In addition, Ms. Kelley entered into a severance and change of control agreement, as described in the section titled “Employment, Severance and Change of Control Arrangements” on page 56 of this proxy statement.
Termination of Mr. Howarth’s Employment
Mr. Howarth’s departure qualified as a termination without cause under his pre-existing employment and severance arrangements with us, and entitled him to receive (i) payment of his base salary and target bonus for 2024, payable in 12 monthly installments; (ii) accelerated vesting of stock options to purchase 31,012 shares of common stock and 4,952 RSUs that, in each case, would have otherwise vested during the 12 months following the date of termination of his employment, and the ability to exercise certain of these accelerated stock options through November 30, 2024; and (iii) continuation of health benefits for up to 12 months. Receipt of such payments and benefits was subject to the reaffirmation by Mr. Howarth of his confidentiality obligations to us and other restrictive covenants and execution of a general release of claims by Mr. Howarth.
Termination of Mr. Lynch’s Employment
Mr. Lynch’s departure qualified as a termination without cause under his pre-existing employment and severance arrangements with us, and entitled him to receive (i) payment of his base salary and target bonus for 2024, payable in 12 monthly installments; (ii) accelerated vesting of stock options to purchase 28,463 shares of common stock and 4,661 RSUs that, in each case, would have otherwise vested during the 12 months following the date of termination of his employment; and (iii) continuation of health benefits for up to 12 months. Receipt of such payments and benefits was subject to the reaffirmation by Mr. Lynch of his confidentiality obligations to us and other restrictive covenants and execution of a general release of claims by Mr. Lynch.
Other Compensation Policies and Information
Other Benefits
We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan with a matching Company contribution. Our NEOs participate in the benefits programs generally on the same basis as all employees, except that Dr. Taub elected to forego participation in our 401(k) program and Ms. Kelley elected to forego participation in certain of our health insurance programs during 2024.
Severance and Change of Control Agreements
We have entered into agreements with each of our NEOs that provide financial protection against the potential loss of employment in designated circumstances, and which the Compensation Committee believes will allow the NEOs to focus attention on the best interests of the stockholders, without undue concern as to the executive’s own financial interests. These agreements do not contain a tax gross-up provision. A summary of the material terms of these agreements may be found in this proxy statement in the section titled “Employment, Severance and Change in Control Arrangements” on page 56 of this proxy statement.
CMO Transition
In April 2025, we entered into a Letter Agreement with Dr. Taub pursuant to which Dr. Taub transitioned from her role as our Chief Medical Officer and President of Research and Development to a new role as our Senior

Scientific and Medical Advisor through December 31, 2025 (the “End Date”). During this period, Dr. Taub will offer transition support, as well as provide scientific and medical guidance for our programs for metabolic dysfunction-associated steatohepatitis. Dr. Taub will continue to serve on our Board.
Pursuant to the Letter Agreement, Dr. Taub will continue to receive her 2025 base salary of $621,000 through the End Date, which may be mutually extended by us and Dr. Taub. Dr. Taub is also eligible to receive an annual performance-based cash bonus for 2025, with a target bonus opportunity equal to 50% of her annual base salary, subject to her continued employment with the Company as of the End Date.
In addition, we entered into a Severance and Change of Control Agreement with Dr. Taub (the “Severance and Change of Control Agreement”), consistent with our other executives. Pursuant to the Severance and Change of Control Agreement, Dr. Taub will be entitled to the following severance benefits, subject to the execution of a general release of claims, if (i) her employment is terminated by us other than for “cause” (as defined in the Severance and Change of Control Agreement) or (ii) she terminates her employment for “good reason” (as defined in the Severance and Change of Control Agreement) (each a “Qualifying Separation”): (a) continuation of payment of her then-current annual base salary for a twelve-month period; (b) a separation bonus in an amount equal to the target annual bonus for the year in which she receives the continuation of her salary, payable in twelve monthly installments; (c) full acceleration of vesting of any and all equity awards outstanding immediately prior to the termination; and (d) continuation of health benefits for twelve months. Dr. Taub will be entitled to these same severance benefits (paid in lump sum rather than over a twelve-month period) if such Qualifying Separation occurs within a period of one year following a “change of control” (as defined in the Severance and Change of Control Agreement). Dr. Taub will be entitled to the foregoing separation benefits if her employment is not extended beyond the End Date.
Clawback Policies
In November 2023, as required by the Dodd-Frank Act and corresponding Nasdaq listing standards, the Board adopted a compensation recovery, or “clawback,” policy, which provides that, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we are required to recover (subject to certain limited exceptions described in the clawback policy and as permitted under Nasdaq listing rules) any cash or equity incentive compensation received by any current or former executive officer in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements.
In addition, in April 2024, the Board adopted a supplemental compensation recovery policy that provides that the Compensation Committee may, in its sole discretion, seek recovery from executive officers of annual and LTI compensation (including annual cash incentive bonuses, stock options and time-based and performance-based equity awards) if the Compensation Committee determines that the executive officer knowingly, intentionally or recklessly engaged in serious misconduct that results in a material violation of the law, our Corporate Code of Conduct and Ethics (or any successor or replacement code of conduct for employees) or a significant ethics or compliance policy of the Company.
Advisory Vote on Executive Compensation
The Board and the Compensation Committee review the results of our annual say-on-pay vote in the context of our overall compensation philosophy and programs and other relevant competitive, incentive and market developments affecting executive officer compensation in order to assess the need for changes to our executive compensation programs and policies. At our 2024 Annual Meeting of Stockholders, we conducted an advisory vote on executive compensation. Approximately 95% of the votes cast on this advisory vote proposal were in favor of our NEO compensation as disclosed in last year’s proxy statement. The Board and the Compensation Committee believe that the stockholders, through this advisory vote, endorsed our compensation philosophies and, thus, we maintained the basic structure and design of our executive compensation programs and policies but made certain enhancements including, the introduction of PSUs for all executive officers that are earned based on our TSR relative to the companies in the Nasdaq Biotechnology Index over a three-year performance period and the adoption of a supplemental compensation recovery policy that allows us to recoup incentive-based compensation in the event of misconduct.

Executive Compensation and Risk-Taking
As part of the Compensation Committee’s review of our executive compensation program and the compensation programs generally available to our employees, the Compensation Committee considers potential risks arising from our compensation programs and the management of these risks.
We have sought to align the equity and cash components of our executive compensation program with industry peers in order to offer compensation packages that enable us to attract and retain talented executive officers. The Compensation Committee continues to evaluate the relative importance of equity and cash components of total compensation. We do not believe that our executive compensation program encourages excessive risk-taking by our executive officers. For example, long-term equity awards tied to the value of our common stock represent a significant component of an executive officer’s total direct compensation. LTI awards promote a long-term commonality of interest between our executive officers and our stockholders in sustaining and increasing stockholder value. Because the equity awards are typically made on an annual basis to our executive officers, vested and unvested awards that are outstanding can decrease in value or have no value in the event of stock price declines. Thus, our executive compensation program is not heavily weighted toward short-term incentives, and we have taken what we believe are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2024, 2023, and 2022, the compensation awarded to or earned by our NEOs.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Bill Sibold President and Chief Executive Officer(4)	2024	889,583	—	7,558,495	2,805,309	950,513	10,350	12,214,250
	2023	275,400	520,000	31,205,000	—	268,000	—	32,268,400
Mardi Dier Executive Vice President and Chief Financial Officer(5)	2024	464,679	—	5,676,894	2,233,273	296,716	80,350	8,751,912
Rebecca Taub, M.D. Senior Scientific and Medical Advisor and Former President, Research & Development and Chief Medical Officer	2024	596,209	—	3,570,078	1,324,919	426,000	50,000	5,967,206
	2023	574,108	—	5,999,900	—	354,000	—	6,928,008
	2022	535,208	—	—	3,725,055	404,618	—	4,664,881
Carole Huntsman Executive Vice President and Chief Commercial Officer(6)	2024	525,000	—	2,245,336	833,280	335,475	10,350	3,949,441
	2023	61,922	—	1,488,852	1,559,501	32,000	79	3,142,354
Shannon Kelley Executive Vice President and Chief Legal Counsel(7)	2024	441,655	—	1,949,994	1,949,953	325,925	6,237	4,673,764
Alex Howarth Former Senior Vice President and Chief Financial Officer	2024	294,547	—	2,963,547	1,099,996	—	884,782	5,242,872
	2023	498,829	—	4,500,000	—	246,000	17,194	5,262,023
	2022	465,625	—	—	2,725,650	281,250	10,381	3,482,906
Brian J. Lynch Former Senior Vice President and General Counsel	2024	380,109	—	2,245,336	833,280	—	792,081	4,250,806
	2023	501,590	—	4,500,000	—	247,000	17,994	5,266,584
	2022	467,604	—	—	3,994,400	282,807	13,338	4,758,149

(1)
These amounts represent the aggregate grant date fair value of RSU, PSU and stock option awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Compensation—Stock Compensation. See our discussion of “Stock-Based Compensation” under Notes 2 and 10 to our audited consolidated financial statements included in our Annual Report for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. Such grant-date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. For PSUs, these amounts are calculated based on the probable outcome of the performance conditions as of the grant date using a Monte Carlo simulation, which equates to the value of such awards assuming maximum achievement of the performance conditions. The amounts reported reflect our total accounting expense, excluding the effect of estimated forfeitures, and may not represent the amounts our NEOs will actually receive from the awards.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the annual cash incentive award earned by the NEOs for each respective year. The annual cash incentive awards were paid in the first quarter of the calendar year following the year to which the award relates.

(3)
The amounts reported in this column for Mr. Sibold and Mses. Huntsman and Kelley represent matching contributions under our 401(k) plan. The amount reported for Dr. Taub in this column reflects the fee paid by us on behalf of Dr. Taub with respect to a filing made under the Hart-Scott-Rodino Act. The amount reported in this column for Ms. Dier includes $70,000 in living expense stipends paid pursuant to the terms of her offer letter and matching contributions under our 401(k) plan. For Mr. Howarth, the amount includes cash payments made to him in respect of his separation in the aggregate amount of $874,882 and $9,900 in matching contributions under our

401(k) plan. For Mr. Lynch, the amount includes cash payments made to him in respect of his separation in the aggregate amount of $782,181 and $9,900 in matching contributions under our 401(k) plan.
(4)
Mr. Sibold was appointed President and Chief Executive Officer effective September 8, 2023.

(5)
Ms. Dier joined the Company on February 27, 2024 and assumed the role of Chief Financial Officer on March 11, 2024.

(6)
Ms. Huntsman was appointed Chief Commercial Officer on November 20, 2023.

(7)
Ms. Kelley joined the Company on January 8, 2024 and was promoted to the role of Chief Legal Counsel on August 5, 2024.

Grants of Plan-Based Awards
The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2024 to our NEOs. Equity awards presented in the table below were granted under our Amended 2015 Stock Plan, as amended, except that equity awards made to Mses. Dier and Kelley in connection with their hires were made under our 2023 Inducement Plan.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)(4)	Grant Date Fair Value of Stock and Option Award ($)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Bill Sibold	—	376,523	669,375	1,204,875	—	—	—	—	—	—	—
	1/23/2024	—	—	—	—	12,250	24,500	—	—	—	4,753,245
	1/23/2024	—	—	—	—	—	—	12,250	—	—	2,805,250
	1/23/2024	—	—	—	—	—	—	—	18,459	229.00	2,805,309
Mardi Dier	—	117,537	208,955	376,119	—	—	—	—	—	—	—
	3/1/2024	—	—	—	—	8,875	17,750	—	—	—	3,443,678
	3/1/2024	—	—	—	—	—	—	8,875	—	—	2,233,216
	3/1/2024	—	—	—	—	—	—	—	13,353	251.63	2,233,273
Rebecca Taub, M.D.	—	168,750	300,000	540,000	—	—	—	—	—	—	—
	1/23/2024	—	—	—	—	5,786	11,572	—	—	—	2,245,084
	1/23/2024	—	—	—	—	—	—	5,786	—	—	1,324,994
	1/23/2024	—	—	—	—	—	—	—	8,718	229.00	1,324,919
Carole Huntsman	—	132,891	236,250	425,250	—	—	—	—	—	—	—
	1/23/2024	—	—	—	—	3,639	7,278	—	—	—	1,412,005
	1/23/2024	—	—	—	—	—	—	3,639	—	—	833,331
	1/23/2024	—	—	—	—	—	—	—	5,483	229.00	833,280
Shannon Kelley	—	129,108	229,525	413,145	—	—	—	—	—	—	—
	1/16/2024	—	—	—	—	—	—	2,767	—	—	674,927
	1/16/2024	—	—	—	—	—	—	—	4,169	243.92	674,950
	8/15/2024	—	—	—	—	—	—	5,215	—	—	1,275,067
	8/15/2024	—	—	—	—	—	—	—	7,820	244.50	1,275,003
Alex Howarth	—	132,891	236,250	425,250	—	—	—	—	—	—	—
	1/23/2024	—	—	—	—	4,803	9,606	—	—	—	1,863,660
	1/23/2024	—	—	—	—	—	—	4,803	—	—	1,099,887
	1/23/2024	—	—	—	—	—	—	—	7,238	229.00	1,099,996
Brian J. Lynch	—	134,156	238,500	429,300	—	—	—	—	—	—	—
	1/23/2024	—	—	—	—	3,639	7,278	—	—	—	1,412,005
	1/23/2024	—	—	—	—	—	—	3,639	—	—	833,331
	1/23/2024	—	—	—	—	—	—	—	5,483	229.00	833,280

(1)
The material terms of the 2024 non-equity incentive plan awards are described in the section titled “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Award” on page 37 of this proxy statement. The threshold value above represents performance at 56.25% of target. The target value above represents performance at 100% of target. The maximum value above represents performance at 180% of target. Amounts for Mses. Dier and Kelley are prorated based on the day they started their employment.

(2)
The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum potential future payout amounts for PSUs.

(3)
Amounts in this column represent grants of time-based RSUs. The RSUs vest as to 25% of the shares on each of the four anniversaries of the grant date, provided the recipient continues in service through the applicable vesting date.

(4)
The exercise price of the option awards is equal to the closing price of our common stock on Nasdaq on the date of grant.

(5)
Amounts in this column represent the grant date fair value of PSU, RSU and stock option awards, as calculated in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation, excluding estimated forfeitures related to service-based vesting.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity awards held by each of our NEOs on December 31, 2024.
		Option Awards (1)				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Bill Sibold	1/23/2024	—	18,459	229.00	1/23/2031	12,250	3,779,983	24,500	7,559,965
	9/11/2023	—	—	—		37,500	11,571,375	50,000(5)	15,428,500
Mardi Dier	3/1/2024	—	13,353	251.63	3/1/2031	8,875	2,738,559	17,750	5,477,118
Rebecca Taub, M.D.	1/23/2024	—	8,718	229.00	1/23/2031	5,786	1,785,386	11,572	3,570,772
	1/16/2023	—	—	—		15,001	4,628,859	—	—
	2/22/2022	42,281	19,219	87.09	2/22/2032
	3/1/2021	41,250	2,750	117.55	3/1/2031
	3/5/2020	44,000	—	91.79	3/5/2030
	7/10/2019	8,000	—	101.30	7/10/2029
	3/7/2019	38,000	—	127.96	3/7/2029
	3/1/2018	38,000	—	124.45	3/1/2028
	3/2/2017	37,300	—	15.80	3/2/2027
	7/22/2016	76,564	—	9.45	7/22/2026
Carole Huntsman	1/23/2024	—	5,483	229.00	1/23/2031	3,639	1,122,886	7,278	2,245,772
	11/20/2023	2,519	7,558	190.05	11/20/2033	5,875	1,812,849	—	—
Shannon Kelley	1/16/2024	—	4,169	243.92	1/16/2031	2,767	853,813	—	—
	8/15/2024	—	7,820	244.50	8/15/2031	5,215	1,609,193	—	—
Alex Howarth
Brian J. Lynch	1/14/2019	3,000	—	114.55	1/14/2029
	7/1/2018	5,000	—	279.69	7/1/2028

(1)
Stock options vest as to 25% of the underlying shares on the first anniversary of the grant date and, thereafter, as to 6.25% of the underlying shares on the last day of each successive three-month period.

(2)
RSUs vest as to 25% of the underlying shares on each of the four anniversaries of the grant date.

(3)
Represents the fair market value of the unvested RSUs and PSUs as of December 31, 2024, the last trading day of 2024, based upon the closing market price of our common stock on such date of $308.57 per share.

(4)
The PSUs awarded in 2024 vest between 0% and 200% of the target number of PSUs, depending on the Company’s achievement of relative TSR metrics over the three-year performance period ending on December 31, 2026. Any earned PSUs cliff-vest on the date that the Compensation Committee certifies achievement of the performance metrics.

(5)
These PSUs are earned and vest between 0% and 300% of the target number of PSUs, depending on the Company’s achievement of sustained stock price appreciation hurdles over a five-year period. Any earned PSUs will settle on the fourth, fifth and sixth anniversaries of the grant date, depending on the date such PSUs are earned and performance level achieved.

Option Exercises and Stock Vested
The following table shows the number of shares acquired upon exercise of stock options held and vesting of RSUs held by each of our NEOs during the fiscal year ended December 31, 2024.
Name	Option Awards Number of Shares Acquired on Exercise (#)	Option Awards Value Realized on Exercise ($)(1)	Stock Awards: Number of Shares Acquired on Vesting (#)	Stock Awards: Value Realized on Vesting ($)(2)
Bill Sibold	—	—	12,500	3,048,625
Mardi Dier	—	—	—	—
Rebecca Taub, M.D.	76,564	17,931,262	5,000	1,219,600
Carole Huntsman	—	—	1,959	621,179
Shannon Kelley	—	—	—	—
Alex Howarth	108,200	16,755,653	8,702	2,124,721
Brian J. Lynch	144,664	22,838,233	8,411	2,216,564

(1)
Value realized on exercise is calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of options exercised.

(2)
Value realized on the acquisition of shares of common stock upon the vesting of RSUs is calculated based on the closing price of our common stock on the vesting date multiplied by the total number of RSUs that vested on such date.

CEO Pay Ratio
In connection with Item 402(u) of Regulation S-K, we are required to calculate and disclose the median annual compensation of all of our employees (excluding our CEO during 2024, Mr. Sibold), the annual compensation of Mr. Sibold, and the ratio of these two amounts.
Our median employee was identified using the entire population of our employees as of December 31, 2024 based on a consistently applied compensation measure (“CACM”) that reasonably reflects the annual compensation of our employees. The CACM we selected for our disclosure includes annual base salary for 2024, target bonus opportunity for 2024 and the grant-date fair value for stock-based awards (calculated in accordance with the requirements for the Summary Compensation Table). In 2024, the target bonus opportunity for all employees was based on corporate performance as described in the CD&A included in this proxy statement.
Based on the CACM methodology described above, we identified the median employee. We calculated the 2024 compensation for our median employee of $317,550 in the same manner we determine the annual total compensation of our NEOs for purposes of the Summary Compensation Table. Mr. Sibold’s 2024 compensation as disclosed in the Summary Compensation Table is $12,214,250. As a result, our CEO to median employee pay ratio for 2024 is 38:1.
This pay ratio is a reasonable estimate calculated in accordance with the SEC requirements described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our Compensation Committee for compensation-related decisions.

PAY VERSUS PERFORMANCE

The following table sets forth information concerning the compensation paid to our CEO and to our other NEOs compared to company performance for the years ended December 31, 2024, 2023, 2022, 2021, and 2020. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its executives’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the CD&A beginning on page 30 in this proxy statement. The use of the term “compensation actually paid” (or “CAP”) is required by the SEC’s rules. CAP has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and does not reflect value actually realized by the executives in the periods presented.
Financial Measures for 2024 Compensation
As described in greater detail in the CD&A section of this proxy statement, our executive compensation programs reflect a pay-for-performance philosophy. Our compensation programs incorporate goals to link pay and performance in alignment with our business strategies and the interests of our stockholders. For 2024, Net product revenue was a financial measure used in our annual incentive cash compensation program. Net product revenue was not considered prior to 2024 because we were not a revenue generating organization until we commenced commercialization activities in April 2024 and we did not have any product revenue in the years prior to 2024.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total Pay for CEO(1)(2) Bill Sibold	Summary Compensation Table Total Pay for CEO(1)(2) Paul A. Friedman, M.D.	CAP to CEO(3) Bill Sibold	CAP to CEO(3) Paul A. Friedman, M.D.	Average Summary Compensation Table Total Pay for Other NEOs(1)(3)	Average CAP to Other NEOs(1)(3)	Company TSR(4)	Peer Group TSR(4)	GAAP Net Income (Loss)(5)	Net Product Revenue(5)
2024	$12,214,250	—	$30,732,575	—	$5,472,667	$4,316,451	$339	$118	$(465,892)	$180,133
2023(6)	32,268,400	$9,563,286	42,282,414	$2,371,068	5,592,269	(818,864)	254	119	(373,630)	—
2022	—	5,395,385	—	38,419,031	4,104,196	29,641,482	319	114	(295,250)	—
2021	—	5,318,389	—	1,210,321	4,329,137	1,288,115	93	126	(241,846)	—
2020	—	4,535,446	—	6,480,322	3,677,403	5,646,095	122	126	(202,244)	—
(1)
Bill Sibold was appointed CEO effective September 8, 2023; Paul Friedman, M.D. served as CEO through September 8, 2023. For 2022, 2021, and 2020, the CEO was Dr. Friedman. For 2024, the other NEOs were Mardi Dier, Rebecca Taub, M.D., Carole Huntsman, Shannon Kelley, Alex Howarth and Brian Lynch. For 2023, the other NEOs were Rebecca Taub, M.D., Brian Lynch, Alex Howarth, Carole Huntsman and Remy Sukhija. For 2022, the other NEOs were Rebecca Taub, M.D., Brian Lynch, Remy Sukhija and Alex Howarth. For 2021, the other NEOs were Rebecca Taub, M.D., Brian Lynch, Remy Sukhija, Alex Howarth and Marc Schneebaum. For 2020, the other NEOs were Rebecca Taub, M.D., Brian Lynch, Remy Sukhija and Marc Schneebaum.

(2)
The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (for purposes of this Pay Versus Performance section, “SCT”) on page 46 of this proxy statement. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
CAP is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” (as applicable) and “Option Awards” column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; and (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year. Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the Summary Compensation Table. The tables below reflect the adjustments made to the SCT total compensation to compute CAP for our CEO and average CAP for our other NEOs.

(4)
Reflects the cumulative TSR of the Company and the Nasdaq Biotechnology Index for the year ended December 31, 2020, the two-years ended December 31, 2021, the three years ended December 31, 2022, the four years ended December 31, 2023, and the five years ended December 31, 2024, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.

(5)
Amounts in thousands.

(6)
Amounts reported for 2023 have been revised from the numbers previously reported in last year’s “Pay Versus Performance” table in order to adjust the methodology for the calculation of the fair values of PSUs and option awards consistent with SEC guidance.

CEO (Mr. Sibold)
Year	SCT Total Compensation	Minus SCT Equity Awards	Plus Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	Plus Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	Plus Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	Equals CAP
2024	$12,214,250	$(10,363,804)	$13,884,294	$14,841,460	$156,375	$30,732,575
2023	32,268,400	(31,205,000)	41,219,014	—	—	42,282,414
CEO (Dr. Friedman)
Year	SCT Total Compensation	Minus SCT Equity Awards	Plus Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	Plus Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	Plus Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	Equals CAP
2023	$9,563,286	$(7,999,867)	$6,170,442	$(3,271,953)	$(2,090,840)	$2,371,068
2022	5,395,385	(4,239,900)	18,078,963	9,291,946	9,892,637	38,419,031
2021	5,318,389	(4,267,500)	2,696,917	(1,228,699)	(1,308,786)	1,210,321
2020	4,535,446	(3,468,500)	4,187,875	584,964	640,537	6,480,322
Other NEOs (Average)
Year	SCT Total Compensation	Minus SCT Equity Awards	Plus Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	Plus Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	Plus Fair Value at Vesting of Equity Awards Granted and Vested During Year	Plus Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	Minus Fair Value at Last Day of Prior Year of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions During Year	Equals CAP
2024	$5,472,667	$(4,487,648)	$4,283,685	$518,348	$111,503	$(248,606)	$(1,333,498)	$4,316,451
2023	5,592,269	(4,509,651)	3,004,087	(1,790,661)		(2,199,912)	(914,997)	(818,864)
2022	4,104,196	(3,292,689)	14,322,661	8,017,461		6,489,853		29,641,482
2021	4,329,137	(3,558,540)	1,814,098	(646,123)		(650,457)		1,288,115
2020	3,677,403	(2,936,490)	3,343,083	1,291,002		271,097		5,646,095
Relationship of CAP to Performance
The following graphs illustrate the relationship during 2020 to 2024 of the CAP to our CEO(s) and the average CAP to our other NEOs (each as set forth in the table above) to (i) our cumulative TSR and the cumulative TSR of the Nasdaq Biotechnology Index, (ii) our net loss calculated under GAAP and (iii) Net product revenue for 2024.

Compensation Actually Paid ($mm)
Total Shareholder Return
45
40
35
30
25
20
15
10
5
0
-5
400
350
300
250
200
150
100
50
0
2020
2021
2022
2023
2024
CAP - B.Sibold
CAP-NEOs
CAP - P.Friedman
MDGL TSR
Peer TSR

45
40
35
30
25
20
15
10
5
0
-5
Compensation Actually Paid ($mm)
$0.00
$(50.00)
$(100.00)
$(150.00)
$(200.00)
$(250.00)
$(300.00)
$(350.00)
$(400.00)
$(450.00)
$(500.00)
Net Income ($thousands)
2020
2021
2022
2023
2024
CAP - B.Sibold
CAP-NEOs
CAP - P.Friedman
MDGL Net Income

45
40
35
30
25
20
15
10
5
0
-5
Compensation Actually Paid ($mm)
$200,000.00
$180,000.00
$160,000.00
$140,000.00
$120,000.00
$100,000.00
$80,000.00
$60,000.00
$40,000.00
$20,000.00
$0.0
Net Product Revenue ($thousands)
2020
2021
2022
2023
2024
CAP - B.Sibold
CAP-NEOs
CAP - P.Friedman
Net Product Revenue

Tabular List of Performance Measures
Compensation for our NEOs is determined based on a variety of factors, as further discussed in the CD&A section of this proxy statement. The tabular list of financial performance measures included and defined below is used by the Company to link CAP to Company performance. We did not use any other metrics to directly link CAP to Company performance in 2024.
•
Net product revenue

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

We have entered into agreements with certain of our NEOs that provide for eligibility for specified severance payments and benefits in the event that such NEO’s employment is terminated by us other than for “Cause” (as defined in the applicable agreement) or if the NEO resigns for “Good Reason” (as defined in the applicable agreement), which we refer to herein collectively as a “Qualifying Separation.” These agreements provide for enhanced benefits if the Qualifying Separation occurs in connection with a “Change of Control” (as defined in the applicable agreement).
Bill Sibold
Pursuant to the terms of a severance and change of control agreement entered into with Mr. Sibold, Mr. Sibold is eligible for certain severance payments and benefits if he experiences a Qualifying Separation, consisting of:
•
severance payments in the form of (i) a lump sum payment equal to 24 months of Mr. Sibold’s then-current base salary if the Qualifying Separation occurs within 18 months following a Change of Control or (ii) continuation of Mr. Sibold’s then-current base salary for an 18-month period if the Qualifying Separation occurs other than within 18 months following a Change of Control;

•
payment in a lump sum of (i) any earned but unpaid bonus for the year prior to the Qualifying Separation, based on actual Company performance and (ii) an amount equal to the bonus to which Mr. Sibold would have been entitled based on actual Company performance for the year in which the Qualifying Separation occurs, prorated based on the number of days of the calendar year that Mr. Sibold was employed by us;

•
a separation bonus in an amount equal to 150% or, if the Qualifying Separation occurs within 18 months following a Change of Control, 200% of the target annual bonus to which Mr. Sibold would have been entitled in the year in which the Qualifying Separation occurs, paid over 18 months in accordance with our normal payroll practices or, if the Qualifying Separation occurs within 18 months following a Change of Control, in a lump sum;

•
accelerated vesting of (i) all unvested time-based equity awards if the Qualifying Separation occurs within 18 months following a Change of Control or (ii) (x) accelerated vesting of 50% of the RSUs granted to Mr. Sibold in connection with his hire in 2023 if the Qualifying Separation occurs in the first 12 months of his employment or 12 months of accelerated vesting of the RSUs granted to Mr. Sibold in connection with his hire in 2023 if the Qualifying Separation occurs more than 12 months following his commencement of employment and 12 months’ of accelerated vesting of all other outstanding time-based equity awards held by Mr. Sibold and (y) continuation of the unvested PSUs granted to him in connection with his hire in 2023 in accordance with the terms of the award agreement (but without regard for Mr. Sibold’s termination of employment) for 120 days following the date of the Qualifying Separation if the Qualifying Separation occurs other than within 18 months following a Change of Control; and

•
subject to the requirements of COBRA, continuation of medical and dental benefits at our cost (except for Mr. Sibold’s applicable contribution portion and co-pay) for up to 18 months following the Qualifying Separation.

In order to receive such severance payments and benefits, Mr. Sibold must execute and not revoke a general release of claims in favor of the Company and its affiliates.
Mr. Sibold has also entered into a customary indemnification agreement with us with respect to his service as an officer and director of the Company.
Other Named Executive Officers
Pursuant to the terms of severance and change of control agreements entered into with Ms. Dier, Ms. Huntsman and Ms. Kelley and the offer letter entered into with Dr. Taub, each such NEO is entitled to severance payments and benefits upon a Qualifying Separation consisting of:
•
severance payments in the form of (i) a lump sum payment equal to 12 months of the NEO’s then-current base salary if the Qualifying Separation occurs during the one-year period following a Change of Control (the “Change of Control Period”) or (ii) continuation of the NEO’s then-current base salary for a 12-month period if the Qualifying Separation occurs outside of the Change of Control Period;

•
a separation bonus in an amount equal to the target annual bonus to which the named executive officer would have been entitled in the year in which the Qualifying Separation occurs, paid in 12 equal monthly installments or, if the Qualifying Separation occurs during the Change of Control Period, in a lump sum;

•
accelerated vesting of (i) all outstanding equity awards if such Qualifying Separation occurs during the Change of Control Period or (ii) outstanding equity awards that would have otherwise vested during the 12-month period following the date of termination if such Qualifying Separation occurs outside of the Change of Control Period, or in the case of Dr. Taub, all outstanding equity awards; and

•
subject to the requirements of COBRA, continuation of medical and dental benefits at the Company’s cost (except for named executive officer’s applicable contribution portion and co-pay) for up to 12 months following a Qualifying Separation.

In order to receive such severance payments and benefits, the named executive officer must execute and not revoke a general release of claims in favor of the Company and its affiliates.
See the section titled “Compensation Discussion and Analysis—Other Compensation Policies and Information—CMO Transition” on page 43 of this proxy statement for a discussion of Dr. Taub’s Separation benefits in connection with her transition to the role of Senior Scientific and Medical Advisor.
The other named executive officers have also entered into a customary indemnification agreement with us with respect to her service as an officer of the Company.
2024 Relative TSR PSUs
Pursuant to the terms of the award agreements governing the PSUs granted in 2024, in the event that a Change of Control occurs during the performance period, the performance period will be deemed to end upon the date of the Change of Control for purposes of achievement of the performance metrics and 100% of the earned PSUs will vest on the last day of the originally scheduled performance period.
Potential Qualifying Separation and Change of Control Payments
Potential payments upon a Qualifying Separation not in connection with Change in Control and Qualifying Separation in connection with a Change of Control pursuant to existing agreements, assuming the termination event occurred on December 31, 2024, are set forth in the table below using our common stock price of $308.57, the closing price of our common stock on Nasdaq on December 31, 2024. Mr. Howarth and Mr. Lynch have been omitted from the table below as their employment terminated during 2024. The severance payments and benefits that Mr. Howarth and Mr. Lynch received in connection with their terminations of employment are described in the section titled “Compensation Discussion and Analysis—Executive Transitions During 2024” on page 42 of this proxy statement and the cash severance payments payable to them are reported in the “All Other Compensation” column of the Summary Compensation Table on page 46 of this proxy statement.

Triggering event
Name	Benefit	Qualifying Separation Not in Connection With a Change of Control ($)	Qualifying Separation in Connection With a Change of Control ($)
Bill Sibold	Salary-based Severance	1,338,750(1)	1,785,000(2)
	Bonus-based Severance	1,954,575(1)	2,289,263(2)
	Continuation of Benefits	47,123(3)	47,123(3)
	Market Value of Vesting	4,205,035(4)	36,028,623(4)
Mardi Dier	Salary-based Severance	550,000(1)	550,000(2)
	Bonus-based Severance	247,500(1)	247,500(2)
	Continuation of Benefits	19,368(3)	19,368(3)
	Market Value of Vesting	874,720(4)	6,237,437(4)
Rebecca Taub, M.D.	Salary-based Severance	600,000(1)	600,000(2)
	Bonus-based Severance	300,000(1)	300,000(2)
	Continuation of Benefits	10,644(3)	10,644(3)
	Market Value of Vesting	13,675,251(4)	13,675,251(4)
Carole Huntsman	Salary-based Severance	525,000(1)	525,000(2)
	Bonus-based Severance	236,250(1)	236,250(2)
	Continuation of Benefits	10,644(3)	10,644(3)
	Market Value of Vesting	1,066,948(4)	5,390,678(4)
Shannon Kelley	Salary-based Severance	520,000(1)	520,000(2)
	Bonus-based Severance	234,000(1)	234,000(2)
	Continuation of Benefits	63(3)	63(3)
	Market Value of Vesting	808,390(4)	3,233,559(4)

(1)
Upon such Qualifying Separation, each NEO is entitled to severance paid over time as described in the section titled “Employment, Severance and Change in Control Arrangements” on page 56 of this proxy statement.

(2)
Upon such Qualifying Separation, each NEO is entitled to severance paid in a lump sum as described in the section titled “Employment, Severance and Change in Control Arrangements” on page 56 of this proxy statement.

(3)
Upon such Qualifying Separation, such NEO is eligible for us to continue to pay the employer-paid portion of health benefits as described in the sectin titled “Employment, Severance and Change in Control Arrangements” on page 56 of this proxy statement.

(4)
Represents value associated with the accelerated vesting of equity awards, as described in the section titled “Employment, Severance and Change in Control Arrangements” on page 56 of this proxy statement, assuming acceleration of vesting occurred on December 31, 2024 based on the closing price of our common stock on December 31, 2024 of $308.57 and the exercise price of such unvested “in-the-money” stock options.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program
Our Board approves the form and amount of non-employee director compensation. Our Compensation Committee makes recommendations on the form and amount of non-employee director compensation. In July 2016, we adopted a non-employee director compensation program that became effective upon its adoption, and which has been amended from time to time, as described below.
Policy for Non-Employee Director Equity Awards
Under our Non-Employee Director Equity Award Policy, an annual equity grant is made to each non-employee director serving on the Board with a grant-date fair value equal to the 50th percentile value of the director annual equity awards for our peer group, as benchmarked with the advice of the Compensation Committee’s independent compensation consultant in the ordinary course. In 2024, the Compensation Committee approved annual awards to our non-employee directors under the Non-Employee Director Equity Award Policy consisting of time-based RSUs and stock options that vest in full on the anniversary of grant, subject to continued service through such date. In accordance with this policy, in June 2024, each of our non-employee directors received an annual grant of 714 RSUs with a fair-market value of approximately $200,000 and a stock option to purchase 1,105 shares of common stock at an exercise price of $280.04 per share, the closing price of our common stock on the date of grant.
In addition, pursuant to the Non-Employee Director Equity Award Policy, one-time equity grants are made to each new non-employee director upon initial election to the Board, with a value equivalent to one and one-half times (1.5x) the 50th percentile value of our peer group director annual equity awards as benchmarked with the advice of the Compensation Committee’s independent compensation consultant, with 50% of the award in the form of RSUs and 50% of the award in the form of stock options. The RSUs vest in equal installments on the first and second anniversary of the date of grant, subject to the non-employee director’s continued service through the applicable vesting date. The stock option vests as to 50% of the underlying shares on the first anniversary of the grant date and as to an additional 12.5% of the underlying shares on the last day of each successive quarterly period thereafter for four successive quarterly periods, subject to the non-employee director’s continued service through the applicable vesting date.
Annual Cash Compensation
In addition to equity awards, each non-employee director was eligible during 2024 to receive annual cash retainers (payable quarterly, in arrears) for service on our Board and the committees thereof as follows:
Position	Retainer ($)
Board Member	50,000
Lead Independent Director	35,000
Audit Committee Chair	24,500
Compensation Committee Chair	20,000
Nominating and Governance Committee Chair	10,000
Science and Technology Committee Chair	20,000
Audit Committee Member	10,000
Compensation Committee Member	9,000
Nominating and Governance Committee Member	5,000
Science and Technology Committee Member	9,000

Expenses
Finally, we reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
Director Compensation Table
The following table sets forth information about the compensation paid to the non-employee members of our Board who served as directors during the year ended December 31, 2024. Other than as set forth in the tables and described more fully below, during the year ended December 31, 2024, we did not pay any fees to, make any equity awards to or pay any other compensation to the non-employee members of our Board. The equity awards granted in 2024 and referenced in the table below were granted under our Amended 2015 Stock Plan, as amended. Neither Mr. Sibold, our Chief Executive Officer and a director, nor Dr. Taub, our former President, Research & Development, and Chief Medical Officer, and a director, received any compensation from us in 2024 for service as a director and, therefore, they are not included in the table below.
Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Julian C. Baker	85,000	399,887	—	484,887
Kenneth M. Bate	83,500	399,887	—	483,387
Raymond Cheong, Ph.D., M.D.	84,000	399,887	—	483,887
Fred B. Craves, Ph.D.	79,000	399,887	—	478,887
James M. Daly	65,000	399,887	—	464,887
Paul A. Friedman, M.D.(2)	59,000	399,887	50,000	508,887
Richard S. Levy, M.D.	84,000	399,887	—	483,887

(1)
Following our 2024 Annual Meeting of Stockholders, each of our non-employee directors received 714 RSUs and a stock option to purchase 1,105 shares of common stock at an exercise price of $280.04 per share on June 25, 2024. The amounts in this column represent the grant date fair value of the equity awards granted to each director in 2024 calculated in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. See our discussion of “Stock-Based Compensation” under Notes 2 and 10 to our audited consolidated financial statements included in the Annual Report for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. See also our discussion of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” of the Annual Report. See the table below under “Director Outstanding Equity Awards” for the outstanding equity awards held by our non-employee directors as of December 31, 2024.

(2)
The amount reported represents $50,000 paid by us on behalf of Dr. Friedman with respect to a filing made under the Hart-Scott-Rodino Act.

Director Outstanding Equity Awards
The following table shows the total number of outstanding and vested stock options and RSUs as of December 31, 2024, the last day of our fiscal year.
Name	# of Shares Underlying Outstanding Stock Options	# of RSUs Outstanding
Julian C. Baker	1,105	714
Kenneth M. Bate	46,575	714
Raymond Cheong, Ph.D./M.D.	1,105	714
Fred B. Craves, Ph.D.	56,575	714
James M. Daly	16,575	714
Paul A. Friedman, M.D.(1)	526,961	20,715
Richard S. Levy, M.D.	35,575	714

(1)
Dr. Friedman served as our CEO until September 8, 2023. Amounts reported herein for Dr. Friedman include equity awards he received while serving as CEO. Dr. Friedman received his first equity award as a non-employee director on June 25, 2024, consistent with other non-employee members of the Board as described above.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K, which appears on page 30 of this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in our proxy statement and incorporated by reference in our Annual Report.
MEMBERS OF THE COMPENSATION COMMITTEE:
Richard S. Levy, M.D. (Chairman)
Kenneth M. Bate
Fred B. Craves, Ph.D.
Raymond Cheong, Ph.D., M.D.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to our equity compensation plans in effect as of December 31, 2024:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders(1)	1,451,813	$87.03	1,205,990
Equity Compensation Plans Not Approved by Security Holders(2)	76,330	$217.85	25,176
Total	1,528,143	$93.56	1,231,166

(1)
These shares relate to those authorized under our 2015 Stock Plan, as amended.

(2)
These shares relate to those authorized under our 2023 Inducement Plan, which was adopted by the Board on September 8, 2023 without stockholder approval in connection with Nasdaq Listing Rule 5635(c)(4). The purpose of the 2023 Inducement Plan is to enable us to grant equity awards to induce highly-qualified prospective officers and employees who are not currently employed by us to accept employment and provide them with a proprietary interest in the Company. We intend that the 2023 Inducement Plan be reserved for persons to whom we may issue securities without stockholder approval as an inducement pursuant to Nasdaq rules.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our NEOs and directors, and except as disclosed below, there have been no transaction or series of similar transactions, since January 1, 2024, or any currently proposed transactions, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Waiver Under 2017 Securities Purchase Agreement
Julian C. Baker and Raymond Cheong, Ph.D., M.D., who are members of our Board, are affiliated with BBA. Mr. Baker is a managing member of BBA and Dr. Cheong is a Managing Director of BBA. BBA is a beneficial owner of more than five percent of our capital stock. In connection with the appointment of Mr. Baker and Dr. Cheong to the Board, BBA waived rights under that certain Securities Purchase Agreement, dated June 20, 2017, by and among certain funds affiliated with BBA (the “BBA Investors”) and the other investors party thereto, as amended by Amendments No. 1 and 2 (collectively, the “SPA”), to designate a director to the Board while Mr. Baker or Dr. Cheong are on the Board or to appoint a Board observer subject the SPA, while Mr. Baker or Dr. Cheong are on the Board or serving as a Board observer.
March 2024 Public Offering
On March 18, 2024, the Company entered into an underwriting agreement related to the public offering (the “2024 Offering”) of 1,096,153 shares of common stock at a price to the public of $260.00 per share and Pre-Funded Warrants to purchase 1,557,692 shares of common stock at a price to the public of $259.9999 per warrant. The 2024 Offering closed on March 21, 2024, and the underwriters’ option to purchase additional shares closed on April 2, 2024.
Pursuant to the 2024 Offering, the BBA Investors purchased 1,057,692 Pre-Funded Warrants in the aggregate at the offering price of $259.9999 per warrant, for aggregate consideration of approximately $275.0 million. In addition, funds related to Avoro Capital Advisors LLC (“Avoro”), a beneficial owner of more than five percent of our capital stock, purchased 500,000 Pre-Funded Warrants from the underwriters in the 2024 Offering at the offering price of $259.9999 per warrant, for aggregate consideration of approximately $130.0 million.
Policy for Approval of Related Person Transactions
Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:
•
our executive officers;

•
our directors;

•
the beneficial owners of more than five percent of our securities;

•
the immediate family members of any of the foregoing persons; and

•
any other persons whom the Board determines may be considered related persons.

For purposes of these procedures, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing a household with any executive officer, director or five percent beneficial owner.
In reviewing and approving such transactions, the Audit Committee obtains, or directs our management to obtain on the Audit Committee’s behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, the Audit Committee holds a discussion of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If the Audit Committee does not deem a discussion to be necessary, approval of the related person transaction may be given by written consent of the Audit Committee. The Audit Committee’s related person transaction approval authority may also be delegated to the chair of the Audit Committee. No related person transaction may be entered into prior to the completion of the review by the Audit Committee.
The Audit Committee or the chair of the Audit Committee, as the case may be, are permitted to approve only those related person transactions that are determined to be in, or not inconsistent with, our best interests and those of our stockholders, taking into account all available facts and circumstances as the Audit Committee or the chair of the Audit Committee determines in good faith to be necessary. The facts and circumstances considered in making a decision will typically include, but are not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event that the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. A member of the Audit Committee is not permitted to participate in any review, consideration or approval of any related person transaction with respect to which the member or any of such member’s immediate family members is the related person.
A current copy of the Audit Committee charter is publicly available through the “Investors & Media—Corporate Governance” section of our website at www.madrigalpharma.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Summary
Our Board of Directors currently consists of ten members, classified into three classes as follows: Paul A. Friedman, M.D., Kenneth M. Bate and James M. Daly are the Class I directors with a term ending at the 2026 Annual Meeting of Stockholders; Bill Sibold, Rebecca Taub, M.D. and Fred B. Craves, Ph.D. are the Class II directors with a term ending at the 2027 Annual Meeting of Stockholders; and Jacqualyn A. Fouse, Ph.D., Richard S. Levy, M.D., Julian C. Baker and Raymond Cheong, Ph.D./M.D. are the Class III directors with a term ending at this year’s Annual Meeting. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
On April 11, 2025, our Nominating and Governance Committee nominated, and our Board thereafter approved Jacqualyn A. Fouse, Ph.D., Richard S. Levy, M.D., Julian C. Baker and Raymond Cheong, Ph.D., M.D. as Class III director nominees for re-election at the Annual Meeting for a term of three years to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the re-election of each of Jacqualyn A. Fouse, Ph.D., Richard S. Levy, M.D., Julian C. Baker and Raymond Cheong, Ph.D., M.D. as Class III directors. In the event that any nominee should become unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board may recommend in such person’s place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
Vote Required
Directors are elected by a plurality of the affirmative votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The four nominees for director receiving the highest number of affirmative votes “FOR” the election of such director will be elected. WITHHOLD votes will not be included in the vote count for the election of directors. Broker non-votes will have no effect on the results of this vote.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF JACQUALYN A. FOUSE, PH.D., RICHARD S. LEVY, M.D., JULIAN C. BAKER AND RAYMOND CHEONG, PH.D., M.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Summary
The Audit Committee has appointed PwC, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2025. PwC audited our financial statements for the fiscal year ended December 31, 2024. The Board proposes that our stockholders ratify the appointment of PwC as our independent registered accounting firm for the fiscal year ending December 31, 2025. In the event our stockholders do not ratify the appointment of PwC as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of PwC. Representatives of PwC are expected to be present at the Annual Meeting to respond to questions.
Vote Required
The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of PwC as our independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the results of this vote.
If our stockholders ratify the appointment of PwC as our independent registered public accounting firm, the Audit Committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year ending December 31, 2025, if the Audit Committee concludes that such a change would be in our best interests and those of our stockholders. If our stockholders do not ratify the appointment of PwC as our independent registered public accounting firm, the Audit Committee will reconsider, but is not required to rescind, such appointment.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Accounting Fees and Services
The following table summarizes the aggregate fees for professional services rendered to us by PwC for the years ended December 31, 2024 and December 31, 2023. The Audit Committee pre-approved all services fees described below.
	2024 ($)	2023 ($)
Audit fees	1,105,000	766,000
Audit-related fees	209,500	—
Tax fees	452,500	233,000
All other fees	3,000	3,000
Total	1,770,000	1,002,000
Audit Fees
Audit fees consist of fees and expenses for the audit of our annual financial statements included in our Annual Reports on Form 10-K, and the related audit of internal control over financial reporting included in our Annual Reports on Form 10-K, review of interim financial statements included in our Quarterly Reports on Form 10-Q, consultations regarding accounting and auditing matters, and fees in connection with our underwritten public offering of shares of common stock.
Tax Fees
Tax fees consist of fees billed for professional services for tax compliance, tax planning, and tax advice.
All Other Fees
All other fees primarily relate to subscriptions to accounting resources.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
All of the services of PwC to the Company for 2024 and 2023 described above were pre-approved by the Audit Committee.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the four categories of services listed below to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence services, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.
Other Fees are those associated with services not captured in the other categories listed above.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm to perform such additional services.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Report of the Audit Committee
The information contained in this “Report of the Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any of our filings with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing; or subject to the liabilities of Section 18 of the Exchange Act.
The Audit Committee, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in a charter adopted by the Board, which is publicly available through the “Investors & Media—Corporate Governance” section of our website at www.madrigalpharma.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities related to the financial statements for the fiscal year ended December 31, 2024, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and PwC, the independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2024, and the critical audit matters addressed during the audit;

•
Discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”); and

•
Received written disclosures and the letter from PwC regarding its independence, as required by the applicable requirements of the PCAOB, regarding PwC’s communications with the Audit Committee, and the Audit Committee further discussed with PwC their independence. The Audit Committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 in our filing with the SEC.
MEMBERS OF THE AUDIT COMMITTEE:
Kenneth M. Bate (Chairman)
James M. Daly
Fred B. Craves, Ph.D.
Jacqualyn A. Fouse, Ph.D.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Summary
Pursuant to Section 14A(a)(1) of the Exchange Act, we are providing our stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC (commonly referred to as a “say-on-pay” vote).
Prior to casting your vote on this proposal, you are encouraged to read the section titled “Compensation Discussion and Analysis” on page 30 of this proxy statement and the section titled “Executive Officer and Director Compensation” on page 46 of this proxy statement for a detailed discussion of our policies and practices relating to the compensation of our NEOs.
Our Compensation Committee believes that the objectives of our executive compensation program, as it relates to our NEOs, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our NEOs, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our NEOs and the interests of our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our NEOs. This non-binding, advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our NEOs and the compensation policies and practices described in this proxy statement as it relates to our NEOs.
Our Board of Directors is asking our stockholders to indicate their support for the compensation of our NEOs, as described in this proxy statement, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the named executive officers of Madrigal Pharmaceuticals, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
Vote Required
The foregoing resolution will be deemed approved on a non-binding advisory basis by the affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions and broker non-votes will have no effect on the results of this vote.
As the approval of this proposal is non-binding and advisory, the results of this vote will not be binding on us, our Board or our Compensation Committee.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary
We are seeking your input with regard to the frequency of holding future stockholder advisory votes to approve the compensation of our NEOs. In particular, we are asking whether the advisory vote on the compensation of our NEOs (see Proposal 3) should occur every year, every two years or every three years. A similar vote was conducted in 2019, and we are required by SEC rules to submit to stockholders a non-binding advisory vote on this matter at least once every six years. Because your vote is non-binding and advisory, the results of this vote will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding how frequently to present the non-binding, advisory vote to approve the compensation of our NEOs to our stockholders.
After careful consideration, our Board of Directors has determined that holding a non-binding advisory vote to approve executive compensation every year (which appears as “1 Year” on the proxy card) is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes to approve the compensation of our NEOs occur every year. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, stockholders should note that because the non-binding, advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to immediately (or within a fiscal year) change our executive compensation programs in response to, or after consideration of, any one advisory vote to approve NEO compensation.
Vote Required
The proxy card provides stockholders with the opportunity to choose among four options—holding the advisory vote on compensation every one, two or three years, or abstaining. For this reason, stockholders will not be voting to approve or disapprove the Board’s recommendation. The affirmative vote of a majority of the votes cast by holders of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to recommend, on a non-binding, advisory basis, the frequency of holding future advisory votes on the compensation of our NEOs. Since this vote is not binding, if none of the frequency options receives a majority vote, the frequency option receiving the greatest number of votes will be considered the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the results of this vote.
Recommendation of the Board
THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO BE HELD EVERY YEAR (OR “1 YEAR” ON THE PROXY CARD), AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2025 by:
•
each of our NEOs;

•
each of our directors and director nominees;

•
all of our current directors and executive officers as a group; and

•
each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2025 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table. Percentage of ownership is based on 22,187,716 shares of our common stock outstanding on April 1, 2025.
Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by such stockholder, based on information disclosed in SEC filings by stockholders or provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Madrigal Pharmaceuticals, Inc., Four Tower Bridge, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428.
Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officers
Bill Sibold(1)	13,384	*
Paul Friedman, M.D.(2)	2,113,552	9.2%
Rebecca Taub, M.D.(3)	2,113,552	9.2%
Carole Huntsman(4)	5,492	*
Shannon Kelley(5)	1,303	*
Mardi Dier(6)	3,338	*
Alex Howarth	—	—
Brian Lynch(7)	32,843	*
Kenneth M. Bate(8)	26,668	*
Fred Craves, Ph.D.(9)	430,265	1.9%
James Daly	1,198	*
Richard Levy, M.D.(10)	35,668	*
Julian C. Baker(11)	2,243,407	9.9%
Raymond Cheong, Ph.D., M.D.(12)	2,396	*
Jacqualyn Fouse, Ph.D.	—	—

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
All current executive officers and directors as a group (13 persons)(13)	4,876,718	21.5%
Five Percent Stockholders
Janus Henderson Group plc and affiliates(14)	2,208,394	9.9%
Baker Bros. Advisors LP and affiliates(15)	2,243,407	9.9%
Avoro Capital Advisors LLC(16)	2,252,869	9.9%
The Vanguard Group and affiliates(17)	1,574,742	7.1%
BlackRock, Inc.(18)	1,212,562	5.5%
Paulson & Co. Inc. and affiliates(19)	2,042,000	9.2%
RTW Investments, LP and affiliates(20)	1,993,687	9.0%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 7,616 shares of common stock owned by the holder and 5,768 shares that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options.

(2)
Includes 512,731 shares of common stock that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options, 655,540 shares of common stock owned by SQN, LLC (“SQN”), 164,401 shares of common stock owned by the holder, 338,557 shares of common stock that the holder’s spouse, Dr. Taub, has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options and 442,323 shares of common stock owned by the holder’s spouse, Dr. Taub. Dr. Friedman is a managing member of SQN and may be deemed to share voting and investment power over our common stock that is owned by SQN. Dr. Friedman disclaims beneficial ownership of our common stock owned by SQN and shares of our common stock beneficially owned by Dr. Taub, except to the extent of his pecuniary interest therein.

(3)
Includes 338,557 shares of common stock that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options, 655,540 shares of common stock owned by SQN, 442,323 shares of common stock owned by the holder, 512,731 shares of common stock that the holder’s spouse, Dr. Friedman, has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options and 164,401 shares of common stock owned by the holder’s spouse, Dr. Friedman. Dr. Taub is a managing member of SQN and may be deemed to share voting and investment power over our common stock that is owned by SQN. Dr. Taub disclaims beneficial ownership of our common stock held by SQN and shares of our common stock beneficially owned by Dr. Friedman, except to the extent of her pecuniary interest therein.

(4)
Includes 5,492 shares of common stock that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options.

(5)
Includes 1,303 shares of common stock that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options.

(6)
Includes 3,338 shares of common stock that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options.

(7)
Includes 24,843 shares of common stock owned by the holder and 8,000 shares that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options.

(8)
Includes 1,198 shares of common stock owned by the holder and 25,470 shares that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options.

(9)
Includes 356,794 shares of common stock owned by the holder, 1,261 shares of common stock owned by Bay City Capital LLC (“BCC”), 11,210 shares of common stock owned in a grantor retained annuity trust (the “GRAT”) for which the holder is the grantor and the trustee, 21,000 shares of common stock owned by the Craves Family Foundation and 40,000 shares of common that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options. Dr. Craves is a party to an agreement whereby he must transfer such stock options to BCC upon receipt. Dr. Craves is a managing director of BCC and may be deemed to share voting and investment power over our common stock that is beneficially owned by BCC. Dr. Craves is the trustee for the GRAT and may be deemed to have voting and investment power over our common stock that is owned by the GRAT. Dr. Craves disclaims beneficial ownership of the shares beneficially owned by BCC except to the extent of his pecuniary interest therein.

(10)
Includes 1,198 shares of common stock owned by the holder and 34,470 shares that the holder has the right to acquire within 60 days after April 1, 2025 through the exercise of stock options.

(11)
Includes 2,396 shares of common stock owned by the holder as well as shares of common stock beneficially owned by funds affiliated with BBA, which are discussed in footnote 15, below. Mr. Baker is the managing member of Baker Bros. Advisors (GP), LLC, the sole general partner of BBA, and may be deemed to beneficially own the shares of our common stock beneficially owned by BBA and its affiliated funds. Pursuant to the policies of BBA, Mr. Baker does not have a right to any of our securities issued as compensation for his service on the Board and the funds affiliated with BBA are entitled to an indirect proportionate pecuniary interest in the securities. Mr. Baker disclaims beneficial ownership of the shares owned by BBA, except to the extent of his pecuniary interest therein.
(12)
Includes 2,396 shares of common stock owned by the holder. Pursuant to the policies of BBA, Dr. Cheong, an employee of BBA, does not have a right to any of Company’s securities issued as compensation for his service on the Board and the funds affiliated with Baker Bros. Advisors LP are entitled to an indirect proportionate pecuniary interest in the securities.

(13)
Includes 967,129 shares that our current executive officers and directors have the right to acquire within 60 days after April 1, 2025 through the exercise of stock options.

(14)
Number of shares listed in table as beneficially owned is based solely upon information disclosed via Amendment No. 4 to Schedule 13G filed with the SEC February 14, 2025 (the “Janus 13G”). According to the Janus 13G, Janus Henderson Group plc (“Janus Henderson”) has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Janus Henderson Investors UK Limited (“JHIUKL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”) (each an “Asset Manager” and collectively as the “Asset Managers”). Due to the above ownership structure, holdings for the Asset Managers are aggregated. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 2,195,758 shares of our common stock held by such Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address for the entities listed above is Janus Henderson Group plc, 201 Bishopsgate, EC2M 3AE, United Kingdom.

(15)
Number of shares listed in table and in this footnote as beneficially owned is based solely on information disclosed via Amendment No. 4 to Schedule 13D filed with the SEC on March 25, 2024. The number of shares in the table reflects 1,969,798 shares of our common stock directly held by certain funds affiliated with BBA (collectively, “Baker Bros.”), 4,792 of vested RSUs awarded to Mr. Baker and Cheong for their service on the Board, as well as shares of common stock that may be acquired upon the conversion of shares of our convertible preferred stock or upon the exercise of pre-funded warrants owned by Baker Bros. (subject to certain beneficial ownership limitations, described below). Baker Bros. beneficially owns 2,369,797 shares of our convertible preferred stock, which are common stock equivalents with no voting rights that are convertible into shares of common stock on a 1-for-1 basis only to the extent that after giving effect to such conversion the holders thereof (and their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates) would beneficially own (in the aggregate, for purposes of Rule 13d-3 under the Exchange Act) no more than 4.99% of our outstanding common stock. Baker Bros. also beneficially owns pre-funded warrants to purchase up to 2,705,790 shares of our common stock that are exercisable on a 1-for-1 basis at any time to the extent that after giving effect to such exercise the holders thereof, together with their affiliates and any members of a Section 13(d) group with such holders, would beneficially own, for purposes of Rule 13d-3 under the Exchange Act, no more than 9.99% of the outstanding shares of our common stock (the “Maximum Percentage”). The amount of shares of common stock reported in the table above represents the number of shares of our common stock that Baker Bros. may acquire as of April 1, 2025 subject to the application of the Maximum Percentage. The address for the entities listed above is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, NY 10014.

(16)
Number of shares listed in table as beneficially owned is based solely upon information disclosed via Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2024. Includes shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable on a 1-for-1 basis at any time to the extent that after giving effect to such exercise the holders thereof, together with their affiliates and any members of a Section 13(d) group with such holders, would beneficially own, for purposes of Rule 13d-3 under the Exchange Act, no more than the Maximum Percentage. The amount of shares of common stock reported in the table above represents the number of shares of our common stock that Avoro may acquire as of April 1, 2025 subject to the application of the Maximum Percentage. The address for Avoro is c/o Avoro Capital Advisors LLC, 110 Greene Street, Suite 800, New York, NY 10012

(17)
Number of shares listed in table as beneficially owned is based solely upon information disclosed via Amendment No. 4 to Schedule 13G filed with the SEC on February 13, 2024. The Vanguard Group (“Vanguard”) reports shared voting power with respect to 26,259 shares of our common stock, sole dispositive power with respect to 1,534,952 shares of our common stock and shared dispositive power with respect to 39,790 shares of our common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(18)
Number of shares listed in table as beneficially owned is based solely upon information disclosed via Amendment No. 3 to Schedule 13G filed with the SEC on January 29, 2024. BlackRock, Inc. (“BlackRock”) reports sole voting power with respect to 1,194,309 shares of our common stock and sole dispositive power with respect to 1,212,562 shares of our common stock. The address for BlackRock is c/o BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.

(19)
Number of shares listed in table as beneficially owned is based solely upon information disclosed via Amendment No. 2 to Schedule 13G filed with the SEC on November 14, 2024. Paulson & Co. Inc. (“Paulson”) and its affiliates furnish investment advice to and manage onshore and offshore investment funds and separate managed accounts (such investment funds and accounts, the “Paulson Funds”). As a result of Paulson’s role as investment advisor or manager to the Paulson Funds, Paulson possesses sole voting and dispositive power over 2,042,000 shares of our common stock owned by the Paulson Funds. Paulson disclaims beneficial ownership of the shares of our common stock held by the Paulson Funds. The address for the entities listed above is 1133 Avenue of the Americas, New York, NY 10036.

(20)
Number of shares listed in table as beneficially owned is based solely upon information disclosed in the Schedule 13G filed with the SEC on November 14, 2024. RTW Investments, LP (“RTW Investments”) is the investment adviser to certain funds (the “RTW Funds”), with respect to 1,993,687 shares of our common stock directly held by the RTW Funds and has shared voting and dispositive power with respect to such shares. Roderick Wong, M.D. is the Managing Partner and Chief Investment Officer of RTW Investments. The address for RTW Investments is 40 10th Avenue, Floor 7, New York, NY 10014.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a corporate code of conduct and ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. A copy of our corporate code of conduct and ethics is publicly available through the “Investors & Media—Corporate Governance—Compliance Documents” section of our website at www.madrigalpharma.com. Disclosure regarding any amendments to, or waivers from, provisions of our corporate code of conduct and ethics that apply to our directors or executive officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq. We will promptly deliver, upon written request, a copy of our corporate code of conduct and ethics. Direct your written request to Madrigal Pharmaceuticals, Inc., Corporate Secretary, Four Tower Bridge, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428.

INSIDER TRADING POLICY AND HEDGING AND PLEDGING POLICY

We maintain an Insider Trading Policy governing purchases, sales, gifts and other transactions in Company securities by our officers, directors, employees and independent contractors. It is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities. We believe our Insider Trading Policy is reasonably designed to promote compliance with U.S. insider trading laws, rules and regulations, and Nasdaq listing standards.
Pursuant to our Insider Trading Policy, we prohibit officers, directors, employees and independent contractors from pledging any Company securities as collateral for a loan, or from holding any Company securities in a margin account. This policy also prohibits officers, directors, employees and independent contractors from entering into hedging transactions involving Company securities, including, but not limited to, purchasing financial instruments such as forward sale contracts (including prepaid variable forwards), equity swaps, collars and exchange funds. Hedging transactions include any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities.

OTHER MATTERS

The Board knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named as proxies therein.

STOCKHOLDER PROPOSALS AT FUTURE ANNUAL MEETINGS

To be considered for inclusion in the proxy statement relating to our 2026 Annual Meeting of Stockholders, we must receive stockholder proposals subject to Rule 14a-8 under the Exchange Act no later than December 30, 2025. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company proxy materials.
If a stockholder does not submit a proposal for inclusion in the Company’s proxy statement, such stockholder’s nomination of persons for election to the Board or for the proposal of business may be considered by the stockholders at an Annual Meeting of Stockholders of the Company if such proposing stockholder meets certain timing, notice and other requirements, as set forth in our bylaws.
To be timely, a stockholder’s notice regarding matters to be brought before an Annual Meeting of Stockholders of the Company must be delivered to the Secretary of the Company at our principal executive offices not less than 45 nor more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting of Stockholders of the Company; provided, however, that in the event that the date of our Annual Meeting of Stockholders is more than 30 days before or more than 30 days after the anniversary date of the preceding year’s Annual Meeting of Stockholders of the Company, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 90th day prior to such Annual Meeting of Stockholders of the Company and not later than the close of business on the later of the 60th day prior to such Annual Meeting of Stockholders of the Company or the close of business on the 10th day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made by the Company. For our 2026 Annual Meeting of Stockholders, to be timely, such notice must be delivered to our Secretary between February 13, 2026 to March 15, 2026.
In addition to satisfying the foregoing requirements under our bylaws, including our advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the other information required by Rule 14a-19 under the Exchange Act no later than April 21, 2026.
Proposals that are not a proper subject for consideration or that are not received in a timely manner will not be voted on at the 2026 Annual Meeting of Stockholders. If a proposal is proper and received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.
All stockholder notices should be addressed the attention of our Corporate Secretary at Madrigal Pharmaceuticals, Inc., Four Tower Bridge, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” may be preferable to stockholders and result in cost savings for us.
A single Notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from such stockholders. If, at any time, you would prefer to receive a separate Notice, please notify your broker or us, as applicable. We will promptly deliver, upon written request to the address below, a separate copy of the Notice or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Direct your written request to Madrigal Pharmaceuticals, Inc., Corporate Secretary, Four Tower Bridge, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428. Stockholders who currently receive multiple copies of the Notice at such stockholders’ address and would like to request “householding” of such communications should contact us at the address above or contact such stockholder’s broker, as applicable.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Madrigal Pharmaceuticals, Inc., Corporate Secretary, Four Tower Bridge, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428.
Website addresses referenced in this proxy statement are intended to be inactive textual references only, and the content on the referenced websites does not constitute a part of, and is specifically not incorporated by reference into, this proxy statement.
Madrigal Pharmaceuticals, Rezdiffra™ and associated logos are trademarks of Madrigal Pharmaceuticals, Inc. Other brands, names and trademarks contained in this Annual Report on Form 10-K are the property of their respective owners. Solely for convenience, the trademarks and trade names in this proxy statement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are based on our beliefs and assumptions and on information currently available to us, but are subject to factors beyond our control. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Forward-looking statements include all statements that are not historical facts and can be identified by forward-looking terminology such as “accelerate,” “achieve,” “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “goal,” “believes,” “estimates,” “positions,” “predictive,” “projects,” “predicts,” “intends,” “potential,” “continue,” “seeks” and similar expressions and the negatives of those terms.
Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, those risks and uncertainties described in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings made by us with the SEC.
Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.
MADRIGAL PHARMACEUTICALS, INC.
FOUR TOWER BRIDGE
200 BARR HARBOR DRIVE, SUITE 200
WEST CONSHOHOCKEN, PENNSYLVANIA 19428
(267) 824-2827
West Conshohocken, Pennsylvania
April 29, 2025

P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use oneof the methods below for easy voting:Your votematters!Your control numberHave the 12 digit control number located in the box aboveavailable when you access the website and follow the instructions. Madrigal Pharmaceuticals, Inc.Annual Meeting of StockholdersFor Stockholders of record as of April 24, 2025Friday, June 20, 2025 8:00 AM, Eastern TimeAnnual Meeting to be held live via the Internet - please visitwww.proxydocs.com/MDGL to register to attend the Annual Meeting Internet:www.proxypush.com/MDGL• Cast your vote online• Have your Proxy Card ready• Follow the simple instructions to record your votePhone:1-866-249-5094• Use any touch-tone telephone• Have your Proxy Card ready• Follow the simple recorded instructionsMail:• Mark, sign and date your Proxy Card• Fold and return your Proxy Card in the postage-paidenvelope providedVirtual:You must register to attend the meeting onlineand/or participate at www.proxydocs.com/MDGL This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Bill Sibold, Mardi Dier and Shannon Kelley (the "Named Proxies") and each or either of them, as the true and lawfulattorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock ofMadrigal Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the mattersspecified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authorityupon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxyheretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTEDIDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. Intheir discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment orpostponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote inaccordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and returnthis card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Madrigal Pharmaceuticals, Inc. Annual Meeting of StockholdersPlease make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR ON PROPOSALS 1, 2 AND 3THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BEHELD EVERY 1 YEAR. PROPOSAL YOUR VOTE 1. Re-election of Class III directors:FOR WITHHOLD1.01 Julian Baker#P2# #P2#FOR1.02 Raymond Cheong, M.D., Ph.D.#P3# #P3#FOR1.03 Jacqualyn Fouse, Ph.D.#P4# #P4#FOR1.04 Richard Levy, M.D.#P5# #P5#FORFOR AGAINST ABSTAIN2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company'sindependent registered public accounting firm for the fiscal year ending December 31,2025#P6# #P6# #P6#FOR3. Advisory vote to approve executive compensation#P7# #P7# #P7#FOR1YR 2YR 3YR ABSTAIN4. Advisory vote to approve the frequency of future advisory votes to approve executivecompensation #P8# #P8# #P8# #P8#1 YEAR5. Such other business as may properly come before the meeting or any adjournment orpostponement thereof.Proposal_Page - VIFLAuthorized BOARD OFDIRECTORSRECOMMENDS FOR FOR FOR FOR FOR FOR 1 YEAR Authorized Signatures - Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees,administrators, etc., should include title and authority. Corporations should provide full name of corporation and title ofauthorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date